Exhibit 10.15

Trust Deed

Trust Deed for the Series C Bonds signed on June 20, 2016

Between:

Arko Holdings Ltd.

Public Company 52-003736-7

Of 3 HaNehoshet Street, Tel-Aviv

(Hereinafter: the “Company”)

Of the first part;

And:

Hermetic Trust (1975) Ltd.

51-070519-7

Of 113 HaYarkon Street, Tel-Aviv

(Hereinafter: the “Trustee”)

Of the second part;

(Each of the Company and the Trustee shall be referred to as a “Party” and collectively the “Parties”)

Contents

Section no.	Contents	Page no.
1	Interpretation and Definitions	5
2	Issuance of the Bonds	6
2A	Rating of the Bonds	9
3	The Appointment of the Trustee; the Holding of Office coming into Effect; the Period of Holding Office; the Expiration of the Office; Resignation; Dismissal; the Trustee’s Duties	9
4	The Purchase of Bonds by the Company and/or by a Related Holder	11
5	The Company’s Undertakings	12
6	Collateral for the Bonds	12
7	Right to Demand Immediate Repayment and/or Realization of Collateral	39
8	Claims and Proceedings by the Trustee	39
9	Trust with respect to Receivables	40
9A	Authority to Demand Payment to the Holders through the Trustee	41
10	Authority to Delay a Distribution of the Funds	42
11	Notice of a Distribution and Deposit with the Trustee	42
12	Refusal to Pay for a reason not Dependent on the Company; Deposit with the Trustee	42
13	Receipt from the Bondholder and the Trustee; Presentation of Bonds to the Trustee and Registration in connection with Partial Payment	44
14	Application of the Securities Law	44
15	Investment of Money	44
16	The Company’s Undertakings to the Trustee	45
17	Additional Undertakings	46
18	Other Agreements	47
19	The Trustee’s Remuneration	47
20	Special Authorities	47
21	The Trustee’s Authority to Employ Agents	48
22	Indemnification of the Trustee	49
23	Notices	52
24	Changes in the Trust Deed, Waiver and Settlement	52
25	Register of the Bondholders	54
26	Meetings of the Holders	54
27	Reporting to the Trustee	60
28	Confidentiality	61
29	Exclusive Jurisdiction	61
30	General	61
31	Addresses	61
32	Authorization for MAGNA	61
	Annex 3 – Duties of the Trustee	63
	Annex 19 – The Trustee’s Remuneration Agreement	66
	Annex 26.44 – The Manner of Determining a Conflicting Interest	68
The First Addendum to the Trust Deed – The Bond Certificate		70
The Terms Overleaf		71
1	General	71
2	The Principal of the Series C Bonds	72
3	The Interest on the Series C Bonds	72
4	The Payments of Principal and Interest for the Bonds	72
5	Failure to Make a Payment for a Reason that is not Dependent on the Company	74

6	Register of the Bondholders	74
7	Transfer of the Bonds	74
8	Split of Bonds	74
9	General Provisions	75
10	Collateral for the Bonds	75
11	Early Redemption	75
14	Demand for Immediate Repayment of the Bonds or Realization of Collateral	78
15	Changes in the Terms of the Bond	84
16	Receipt from the Bondholders	84
17	Replacement of Bond Certificates	84
18	The Applicable Law and Jurisdiction	84
19	Notices	84
	Annex A – Urgent Representation of the Holders of the Series C Bonds	85

Whereas	the Company is a public Company with securities listed on the Tel-Aviv Stock Exchange Ltd. (hereinafter: “TASE”); and

Whereas	on February 21, 2016, the Company published a Shelf Prospectus (hereinafter: the “Prospectus” or the “Shelf Prospectus”), according to which the Company may issue, inter alia, Series C Bonds, registered by name, par value NIS 1 each, in the manner and on the terms stated in this Trust Deed and the Prospectus, which will only apply to the issuance of the Series C Bonds; and

Wheras	shortly after the signing of this Trust Deed, the Company intends to publish a Shelf Offer Report pursuant to the Shelf Prospectus, which will be published under the provisions of section 23A(f) of the Securities Law, 5728-1968 (hereinafter: the “Shelf Offer Report” or the “Offer Report”), by virtue of which it intends to offer to the public the Series C Bonds, which will be listed on the TASE after they are issued; and

Whereas	on June 20, 2016, the Board of Directors of the Company resolved to approve the issuance of the Series C Bonds, in the manner described in this Trust Deed; and

Whereas	the Company intends that at least 75% of the consideration from the issuance of the Series C Bonds, to the extent thatto the extent that the Series C Bonds will be issued as aforesaid, and of the consideration from additional issuances that will be made of the Series C Bonds, to the extent thatto the extent that they will be made, in whole or in part, will be used by the Company mainly for the development of the Company’s operations in the fuel and convenience stores sector, the financing of investments, communications and transactions of the Company that it considers from time to time in this field, including the advancing of the finance required for completing transactions that are being examined by GPM Investments LLC (hereinafter: “GPM”) and the financing of an investment in GPM, and for the payment of principal and interest with respect to the Series C Bonds, all as will be stated in the Company’s Shelf Offer Report; and

Whereas	the Trustee is a Company registered in Israel, that is engaged in business of trusts, and satisfies the eligibility requirements determined under applicable law, and especially the requirements determined in the Securities Law (as defined below) for the Trustee for the Series C Bonds; and

Whereas	the Company hereby declares that it has no impediment under any law or agreement that prevents it from entering into this Trust Deed with the Trustee; and

Whereas	the Trustee has declared that it has no impediment under any law or agreement that prevents it from entering into this Trust Deed with the Company; and

Whereas	the Trustee has agreed to act as Trustee of the Holders of the Series C Bonds, according to the terms of the trust stated in this Deed below; and

Whereas	the Parties are interested in completing and determining, in a detailed and exhaustive manner, the concrete terms of the Series C Bonds, as stated in the Shelf Offer Report that will be published by the Company, all subject and according to the terms of this Trust Deed;

Therefore, the Parties hereby declare, stipulate and agree as follows:

1.	Interpretation and Definitions

1.1	The preamble to this Trust Deed and the annexes and Addendum hereto constitute an integral part hereof.

1.2	The sections and headings of the sections of this Trust Deed are for convenience of reference only, and should not be considered inconstruing this Trust Deed.

1.3	On any matter that is not mentioned in this Deed and in any case of a conflict between the provisions of the law and this Deed, the Parties shall act according to the provisions of the Israeli law.

1.4	The following terms will have in this Trust Deed the meaning ascribed next to them, unless expressly stated otherwise:

The “Bond” or the “Bonds” or the “Series of Bonds” or the “Series C Bonds” – a Series of Bonds (Series C), registered by name, par value NIS 1 each, which will be issued by means of a Shelf Offer Report and which shall be listed on the TASE;

“Offer Report” or the “Shelf Offer Report” – a Shelf Offer Report for the Series C Bonds, which will be made under the provisions of section 23A(f) of the Securities Law, 5728-1968, in which the special details of that offer will be completed, according to the provisions of applicable law and according to the rules and regulations of the TASE that will be in force at that time;

The “Trustee” – the first Trustee mentioned at the beginning of this Deed and/or whoever will hold office from time to time as the Trustee of the Bondholders under this Deed;

The “Companies Law” – the Companies Law, 5759-1999, and the regulations enacted thereunder, as will be in force from time to time;

The “Law” or the “ Securities Law” – the Securities Law, 5728-1968, and the regulations enacted thereunder, as will be in force from time to time;

The “July 2010 Circular” – a circular of the Capital Market, Insurance and Savings Department at the Ministry of Finance dated July 14, 2010, with the title “Instructions regarding the Investment of Financial Institutions in Non-Government Bonds” bearing the number 2010-9-3, including the clarification thereof that was published on March 23, 2011, bearing the number 2011-9-4, and an additional circular dated August 26, 2013, with the title “Trust Deed for the Issuance of Non-Government Bonds – Instructions for Reference”, bearing the number 2013-9-17, as amended from time to time;

“Holder” or the “Bondholder” –as defined in the Securities Law;

“First Trustee” – Hermetic Trust (1975) Ltd., which will act as the Trustee until the date determined in section 3.3 below;

“This Deed” or the “Trust Deed” – this Trust Deed for the Series C Bonds, including the addendums attached hereto, which constitute an integral part hereof;

“Bond Certificate” – the Bond certificate with the as appears in the First Addendum to this Deed and which will be issued as stated in section 2 of this Deed.

1.5	The expression in this Deed stating “subject to any law” (or any similar expression), shall mean subject to any mandatory lawprovisions.

1.6

Unless stated otherwise in the Deed or unless the context otherwise requires, the singular in this Deed shall include the plural and vice-versa, and any words importing the masculine gender shall include the feminine also, and any wording importing an individual shall also include a corporation.

1.7

Without derogating from the generality of the preamble to this Deed, the Trustee declares that there is no concern of a conflict of interest as a result of it holding office also as Trustee for the series H Bonds of the Company.

1.8	The provisions of this Trust Deed will only apply with respect to the Series C Bonds (and will not apply to other Series of Bonds that the Company is entitled to offer under the Shelf Prospectus).

1.9

This Trust Deed will come into effect on the date of the issuance of the Series C Bonds and subject thereto. If and to the extent that the Series C Bonds will not be issued for any reason whatsoever, the validity of this Trust Deed will expire automatically.

2.	Issuance of the Bonds

2.1	The Series C Bonds

2.1.1	Subject to the publication of the Shelf Offer Report, the Company will issue, at its sole discretion, a Series of Bonds (Series C), registered by name, par value NIS 1 each.

The principal of the Series C Bonds will be repaid in eight (8) unequal annual payments, on June 30 of each of the years 2017 to 2024 (inclusive), in the following manner: (1) the first payment of the principal of the Series C Bonds that will be paid in 2017 will be an amount of 5%; (2) each of the second to seventh payments of the principal of the Series C Bonds between the years 2018 to 2023 (inclusive) will be an amount of 10%; and (3) the last payment of the principal of the Series C Bonds that will be paid in 2024 will be an amount of 35%.

The Series C Bonds bear fixed annual (unlinked) interest at the rate to be determined in a tender. The interest for the Series C Bonds will be paid in equal semiannual payments, on December 31, 2016, on June 30 and on December 31 of each of the years 2017 to 2023 (inclusive), and on June 30, 2024, for the interest period that ended on the day prior to the payment date, apart from the first interest payment for the Series C Bonds, which will be on December 31, 2016, for the period beginning on the first day of trade following the day of the tender for the Series C Bonds and ending on December 30, 2016, which will be calculated on the basis of 365 days in a year according to the number of days in that period. The last payment of interest for the Series C Bonds will be on June 30, 2024.

2.1.2	The principal of the Series C Bonds and their interest are not linked to the Consumer Price Index.

2.1.3	The Series C Bonds, to the extent that such will be issued, will be listed on the TASE.

2.2	Series Expansion

2.2.1

If following the date of the first issuance of the Series C Bonds, such series will be expanded by the Company, the Holders of the Series C Bonds that will be issued in the course of the expansion of the Series C Bonds will not be entitled to receive a payment on account of the principal and/or interest for the aforesaid Bonds that the effective date for the payment thereof will occur prior to the date of such issuance.

2.2.2

The Company, subject to the fulfillment of the undertaking in section 6.10.3 below and the provisions of section 2.2.3 below, may issue at any time, and from time to time, including to a Related Holder (as the term is defined in section 4.3 below), whether in a private placement, whether in an IPO according to a Prospectus or otherwise, without any need for the consent of the Holders of the Bonds in circulation at that time or of the Trustee, subject to the provisions of applicable law, additional Series C Bondswith terms that will be identical to the terms of the Series C Bonds, at any price and in any manner according to the Company’s sole discretion, including a different discount rate or premium from other issuances that were made of Series C. The Trustee will hold office as Trustee for the Series C Bonds that will be in circulation from time to time, including in a case of a series expansion, and the Trustee’s consent to hold office as aforesaid for the expanded series will not be required. For the avoidance of doubt, the Holders of the additional Bonds that will be issued as stated in this section will not be entitled to interest for periods of time that have passed prior to the date of their issuance. Subject to the aforesaid, the Bonds that will be issued according to the Shelf Offer Report and additional Series C Bonds, if and to the extent that they will be issued in the future, will constitute one series for all intents and purposes. In the event of an expansion of the Series of Bonds, this Trust Deed will also apply to all the additional Bonds that will be issued from Series C.

Should the Company issue in the future additional Series C Bonds, within the framework of an expansion of the series, at a discount rate that is different from the discount rate for that series (including no discount), the Company will apply, before expanding the Series C Bond series, to the Israeli Tax Authority in order to receive its approval that for the purpose of withholding tax on the discount for the Bonds, a uniform discount rate will be determined for the Bonds, according to a formula that weighs the different discount rates in Series C, if exist (hereinafter: the “Weighted Discount Rate””). In case such approval is received, the Company will calculate, before expanding the series, the Weighted Discount Rate for all the Series C Bonds according to that approval, and before expanding the series, the Company will file an immediate report in which it will give notice of the Weighted Discount Rate for the entire Series C Bonds and shall withhold tax on the redemption dates of the Series C Bonds according to the Weighted Discount Rate as aforesaid and according to the provisions of the law. In such a case, all the other provisions of the law relating to the taxation of the discount will apply. If approval as aforesaid is not received from the Israeli Tax Authority, the Company will withhold tax from the discount for the Series C Bonds according to the highest discount rate created for the series. In such a case, the Company will file an immediate report before expanding the series, in which it will give notice of the discount rate that was determined for the whole series as aforesaid, and all the other provisions of the law relating to the taxation of the discount will apply. The Company will withhold tax at the time of redeeming the Series C Bonds, according to the discount rate that will be reported as aforesaid. It is clarified that in any case of an expansion of the Series C Bond series, for any reason whatsoever, in case that the discount rate determined within the framework of the issuance of the Series C Bonds will be higher than the discount rate of the series before the expansion of the series (including no discount), there may be cases in which the Company will withhold tax on a discount at a higher rate than the discount that was determined for any Bondholder of the series prior the expansion of the series (hereinafter: the “Additional Discount”), whether an approval was received from the Israeli Tax Authority to determine a uniform discount rate for the relevant series or not. A taxpayer who will hold the Series C Bonds before the expansion of the series until the repayment of the Bonds held by it will be entitled to file a tax report with the Israeli Tax Authority and to receive a tax refund in the amount of the tax that was withheld from the Additional Aiscount, to the extent that such taxpayer is entitled to such a refund under the law.

2.2.3

The conditions for the expansion of the Series C Bond series are as follows: (a) an expansion of the series shall not in itself result in the Company not complying with any of the financial covenants determined in sections 6.7.1 to 6.7.3 below, immediately following the aforesaid expansion; (b) on the date of the expansion of the series, the Company will be in compliance with the conditions for an expansion as stated in section 6.6.5.2 below. Prior to the expansion of the series as aforesaid, the Company will deliver to the Trustee a written confirmation, signed by the most senior financial officer of the Company, together with a calculation in an Excel file indicating that the issuance of the additional Bonds from that series will not breach the conditions stated in subsection (a), on the date of the expansion; (c) on the date of the expansion of the series, the Company will deposit the required amounts in the Interest Cushion Account, according to the provisions of section 6.10.3 below. The Trustee will rely on the Company’s confirmation and shall not be required to make an additional examination on its behalf.

2.3

The Company reserves the right to issue at any time, and from time to time, including to a Related Holder (as the term is defined in section 4.3 below), without any need to obtain the Trustee’s consent and/or the consent of the Holders of the Bonds in circulation at that time, whether in a private placement, an issuance to the public according to a Prospectus or otherwise, other Series of Bonds that are not Series C Bonds (hereinafter: “Other Bonds”) or other securities of any kind or type whatsoever, whether they grant a right to convert them into shares of the Company or not, with such redemption, interest, linkage, repayment rank in the event of liquidation and any other terms as the Company deems fit, whether they are superior, equal or inferior to the terms of the Series C Bonds. Notwithstanding the aforesaid, should the Company issue Bonds from other series that are not secured by any collateral, the Bonds of the other series will not be superior to the Series C Bonds at the time of the Company’s liquidation. Prior to the date of issuance of Bonds from other series that are not secured by any collateral, the Company will deliver to the Trustee a confirmation signed by the CEO of the Company or a senior financial officer in that the Bonds from the other series are not superior to the Series C Bonds upon liquidation.

2.4

This right of the Company shall not release the Trustee from examining the issuance in section 2.3 as aforesaid and/or prejudice the Trustee’s responsibility under any applicable law, to the extent that such a responsibility is imposed on the Trustee under any applicbale law. Nor shall it derogate from the rights of the Trustee and the Bondholders under this Trust Deed.

2.5	The Company shall give notice in an immediate report of the issuance of Bonds as stated in section 2.3 above, to the extent that it has an obligation to do so under the applicable law.

2A.	Rating of the Bonds

The Bonds issued pursuant to the Shelf Offer Report will be issued without a rating.

The Bonds may be rated in the future by a rating Company that obtained the approval of the Commissioner of the Capital Market at the Ministry of Finance (hereinafter: the “Rating Company”). The Company does not undertake to replace a Rating Company or not to terminate a communication with the Rating Company during the period of the Bonds. In case the Company replaces the Rating Company at a time when it is the only Rating Company rating the Bonds, the Company will give such notice to the Trustee and the Bondholders and will state in its notice the reasons for replacing the Rating Company. It is clarified that the foregoing will not derogate from the Company’s right to replace a Rating Company at any time, at its sole discretion and for any reason that it deems fit.

It should be clarified that nothing in the aforesaid constitutes an undertaking of the Company to issue rated Bonds and/or to continue to rate Bonds (to the extent that they will be rated in the future) throughout the course of their existence.

For the avoidance of doubt, it should be clarified that a decrease in the rating, to the extent that the Bonds will be rated, or the stopping of a rating, to the extent that the Bonds will be rated, will not entitle the Bondholders to any payment or any other remedy.

3.	The Appointment of the Trustee; the Holding of Office coming into Effect; the Period of Holding Office; the Expiration of the Office; Resignation; Dismissal; the Trustee’s Duties

3.1

The Company hereby appoints the Trustee as the first Trustee for the Bondholders only, under the provisions of section 35B of the Securities Law, including for individuals entitled to payments by virtue of the Bonds that were not paid after their date of payment.

3.2

If the Trustee is replaced by another Trustee, the other Trustee will be the Trustee for the Bondholders under the provisions of chapter E1 of the Securities Law, including for individuals entitled to payments by virtue of the Bonds that were not paid after their date of payment.

The Period of Holding Office; the Expiration of the Office; Resignation; Dismissal

3.3

The first Trustee will hold office from the date stated in section 3.1 above (and following the issuance of the Series C Bonds) and its office will end on the date of convening a meeting of Holders (hereinafter: the “First Appointment Meeting”), which the Trustee will convene no later than fourteen (14) days after the date of filing the second annual report regarding the trust’s affairs under section 35H1(a) of the Securities Law. To the extent that the First Appointment Meeting (in a resolution adopted by an ordinary majority of the Bondholders) will approve the first Trustee’s continued holding of office, it will continue to hold office as Trustee until the end of the additional appointment period that will be determined at the First Appointment Meeting (which may be until the final repayment date of the Bonds).

To the extent that the First Appointment Meeting and/or any later meeting limited the Trustee’s additional appointment period, the appointment period will end upon a resolution regarding its continued holding of office and/or upon the appointment of another Trustee in its stead, provided that the identity of the other Trustee was proposed by the Company and approved according to the provisions of the Securities Law.

3.4

The Trustee’s duties are according to any applicable law, including the Securities Law, as it will be in force from time to time, and including the actions in Annex 3 attached to this Deed. The Trustee’s contractual relationship in this Trust Deed is as an agent on behalf of the Bondholders.

The Trustee’s Authorities

3.5

The Trustee will represent the Bondholders on every matter arising from the Company’s undertakings towards them, and will be entitled for this purpose to act to realize the rights granted to the Holders under the Securities Law or under the Trust Deed.

3.6	The actions of the Trustee are valid, notwithstanding any defect that is discovered in the appointment or its qualifications.

3.7	The Trustee may file any proceeding to protect the rights of the Holders under any law and according to the provisions detailed in this Trust Deed.

3.8	The Trustee may appoint agents, as stated in section 21 of this Deed.

3.9	The Trustee’s signature on this Trust Deed does not constitute as an expression of its opinion regarding the quality of the offered securities or the worthwileness of investing in them.

3.10	The Trustee will not be liable to give notice to any Party regarding the signing of this Trust Deed.

3.11	The Trustee will not intervene in any way whatsoever in the management of the Company’s business or affairs, and this is not included among its duties.

3.12

Subject to the provisions of any applicable law, the Trustee is not liable to act in a manner that is not stated expressly in this Trust Deed, so that any information, including about the Company and/or its ability to comply with its undertakings to the Bondholders, will come to its attention, and that is not one of its duties.

3.13

The Trustee may rely on the presumption stated in section 25 below and rely on the correctness of the identity of an unregistered Bondholder as it will be delivered to the Trustee by a person whose name is registered as the holder of a power of attorney in a power of attorney issued by a registration Company, to the extent that the identity of the holder was not stated in the power of attorney.

3.14

The Trustee may rely, in the course of it acting as Trustee, on every written document, including a letter of instructions, notice, request, consent or approval, which appears to be signed or issued by any person or entity that the Trustee believes in good faith was signed or issued by him.

4.	The Purchase of Bonds by the Company and/or by a Related Holder

4.1

The Company reserves the right, subject to any law, to purchase (whether on the TASE or over the counter), at any time, at any price and on any terms that it deems fit (and from sellers that will be chosen at its discretion and without any obligation to apply to all the Holders), Series C Bonds that will be in circulation from time to time, without prejudice to its obligation of repayment. The Company will give notice in an immediate report of any case of such a purchase by the Company, to the extent that it is required to do so by law.

4.2

The Series C Bonds that will be purchased by the Company will be canceled upon their purchase, will be delisted from the TASE and the Company will not be entitled to reissue them. Should the Bonds be purchased during trading on the TASE, the Company will apply to the TASE Clearing House with a request to withdraw the Bond Certificates.

4.3

A subsidiary of the Company and/or another corporation controlled by it and/or the controlling shareholders in the Company (directly or indirectly) and/or a corporation controlled by the controlling shareholders of the Company (directly or indirectly) or their relatives (hereinafter: “Related Holder”) will be entitled, at their discretion and subject to any law, to purchase and/or sell Series C Bonds, from time to time, on the TASE or over the counter, including by way of an issuance by the Company. The Bonds that will be held as aforesaid by a Related Holder will be considered an asset of the Related Holder, will not be delisted from the TASE, subject to the rules of the TASE, and may be transferred as the other Bonds. As long as the Bonds will be held by a Related Holder, they will not entitle a Related Holder as aforesaid to a voting right at any meeting of the Bondholders, will not be taken into account for the purpose of determining whether there is a quorum and will not be included in the “balance of the par value of the Bonds in circulation” for the voting and the counting of the present individuals and the votes at meetings or class meetings. The Company will give notice in an immediate report of every case of a purchase and/or sale as aforesaid, to the extent that it is required by law.

4.4	Nothing stated in sections 4.1 to 4.3 above will render the Company and/or a Related Holder and/or the Bondholders liable to purchase Bonds or sell the Bonds in their possession.

5.	The Company’s Undertakings

5.1

The Company undertakes to pay, on the dates shceduled for this purpose, all the amounts of principal and interest that are payable under the terms of the Series C Bonds and to comply with all the other terms and undertakings imposed on it under the terms of the Series C Bonds and the Trust Deed.

5.2

The Company undertakes that as long as the Series C Bonds are in circulation (i.e., as long as they have not been repaid or discharged in full in any other way, including by way of a self-purchase and/or early redemption), the main activity of the Company will be in the fuel and convenience store sector. Moreover, the Company undertakes that a sum that is equal to at least 75% of the consideration of the issuance (less commissions, expenses and an Interest Cushion as stated in section 6.6.4 below) will be used by the Company mainly for the purpose of developing the Company’s activity in the fuel and convenience store sector, the financing of the Company’s investments, communications and transactions that are considered by it from time to time in this field, including the advancing of the finance required for completing transactions that are being considered by GPM and the financing of an investment in GPM, as well as for the payment of principal and interest payments for the Series C Bonds.

It is clarified that, without derogating from the aforesaid, the balance of the consideration from the issuance will be used by the Company for its current operations, the implementation and realization of its targets and business strategy, as the Board of Directors of the Company will determine from time to time, and for expanding and diversifying the Company’s sources of finance, including for making payments of principal, interest and linkage differentials (where applicable) for Bonds that were and/or will be issued by the Company.

6.	Collateral for the Bonds

6.1	This Trust Deed includes collateral and charges for the Series C Bonds only.

6.2

Subject to this section 6 below, the Company will be entitled to charge its property, in whole or in part, with any charge and in any way, in favor of any third Party, without any restriction and with any degree of charge, including for the purpose of providing collateral for other series of the Bonds or other undertakings of the Company, and without any need for any consent from the Trustee and/or the Bondholders. The Series C Bonds will be of the same degree (pari passu) as each other, without any preferential or superior right of one over another.

6.3

Subject to this section 6 below, the Company will be entitled to sell, lease, assign, deliver or transfer its property in any other way, in whole or in part, to any third party, without any restriction and on any degree, including for the purpose of providing collateral for other series of Bonds or other undertakings of the Company, and without a need for any consent from the Trustee and/or the Holders of the Bonds.

6.4	Canceled.

6.5

For the avoidance of doubt, it is clarified that the Trustee does not have a duty to examine, and the Trustee has not in fact examined, the need to provide collateral to secure the payments to the Bondholders. The Trustee was not requested to carry out, and the Trustee in practice did not carry out an economic, accounting or legal due diligence with respect to the state of business of the Company or the subsidiaries. By entering into this Trust Deed, and by giving its consent to act as Trustee for the Bondholders, the Trustee is not expressing its opinion, either expressly or by implication, as to the economic value of the collateral, to the extent that any has been and/or will be given (if any) by the Company and as to the ability of the Company to comply with its undertakings to the Bondholders. The aforesaid shall not derogate from the Trustee’s duties under the law or under the Trust Deed, and nothing in the aforesaid will derogate from the Trustee’s duty to examine the effect of changes in the Company from the date of this Deed onward, to the extent that they are capable of adversely affecting the Company’s ability to comply with its undertakings to the Bondholders.

6.6	Collateral for the Series C Bonds

6.6.1	Definitions

In this section 6.6, the following terms will have the meaning stated alongside them:

“ACS” – A.C.S. Stores Ltd., registration number 51-47006-5, which as of the date of signing this Trust Deed is a private Company incorporated in Israel, which is entirely owned and controlled by the Company, all of whose operations are reflected in the holding, indirectly (through Arko Convenience Stores LLC, which is an American corporation entirely owned and controlled by ACS) of rights in GPM).

“Arko Convenience”– Arko Convenience Stores LLC, which as of the date of signing this Trust Deed is an American corporation that is entirely owned and controlled by ACS, that all its operations are reflected in the direct holding of 75% of the rights in the participating units of GPM and the voting rights in it (with full dilution).

“GPM” – GPM Investments LLC. As of the date of signing this Trust Deed, the Company holds, indirectly, through ACS and Arko Convenience, which are entirely owned and controlled consolidated companies, 75% of the rights in the participating units of GPM and of the voting rights in it (with full dilution). For further details, see note 4.a.(2) of the Company’s financial statements as of December 31, 2015 (reference no.: 2016-01-020601). Midroog Ltd. confirmed on December 31, 2005, a rating of A3.il for GPM. For GPM’s rating report, see the Company’s immediate report of December 31, 2015 (reference no.: 2015-01-191736).

The “Charged Shares” – up to 216 ordinary shares of ACSpar value NIS 0.01 each that are held by the Company, which will constitute up to 21.6% of the issued and paid-up capital and voting rights of ACS,1 including all the Ancillary Rights relating to the Charged Shares (which will also be regarded for all intents

[1]

The number of Charged Shares is based on the assumption of a maximum amount raised of NIS 170 million. The final number of the Charged Shares will be determined according to the amount actually raised, in such a manner that the value of the Charged Shares on the date of creating the charge will be 150% of the actual amount raised.

and purposes as a part of the definition of the term “the Charged Shares”), including the right to a dividend in cash and/or in kind and every other distribution for the Charged Shares, as well as rights that will be issued for and/or in connection with the Charged Shares, bonus shares, participation in the issuance of rights, preemption rights and/or rights to receive other securities for them of any kind whatsoever and the consideration that will be received for them, including for exercising them or selling them (hereinafter: the “Ancillary Rights”);

The “Shareholders’ Series C Bond Loans” – all the shareholders’ loans that the Company will advance, at its sole discretion, directly and indirectly, for the purpose of investing in the companies operating in the fuel and convenience store sector, including to ACS and/or directly to Arko Convenience and/or directly to GPM, out of the money that will be deposited in the Special Account as defined below, as they will be from time to time.

Without derogating the above and from section 6.9 below, it is clarified that in any case the Shareholder’s Series C Bond Loans will not include the shareholders’ loans as stated below, which exist as of the date of this Deed:

(1)

The shareholders’ loans in a sum of NIS 22,650 thousand that the Company advanced to ACS in return for capital notes that were issued to the Company (for further details, see section F.(1).(a) of the Company’s separate (solo) financial statements as of December 31, 2015 (reference no.: 2016-01-020601));

(2)

The shareholders’ loans in a sum of approximately 21,500 thousand US dollars that the Company advanced to Arko Convenience (for further details, see section F.(1).(a) of the Company’s separate (solo) financial statements as of December 31, 2015 (reference no.: 2016-01-020601));

The loans described in subsections (1)-(2) (inclusive) shall be called hereinafter: the “Shareholders’ Current Loans to ACS and Arko Convenience”.

(3)	Shareholders’ loans in a sum of 10,000 thousand US dollars that the Company advanced to a corporation controlled by GPM in which the rights are charged as collateral for the Company’s series H Bonds.

The “Trust Account” – a special Trust Account that will be opened by the Trustee in its name in trust for the Series C Bondholders, in one of the four large banks in Israel, at the Company’s choice, that the Company’s rights in such account and its rights in what is deposited in such account will be charged in favor of the Trustee with a single first-degree fixed charge (on the rights in the account and what is deposited in it) and floating charge (on the money and/or deposits and/or securities that will be deposited from time to time in the account and any consideration that will be received for them, including the income derived from them), for an unlimited amount, in which all of the consideration for the issuance will be deposited. The Trustee will be the sole authorized signatory in the Trust Account. It should be clarified that all the costs of the Trust Account will be apply entirely to the Company.

The “Value of the Charged Shares” – the Value of the Charged Shares will be calculated according to the amount obtained by multiplying (1) the percentage that the Charged Shares constitute out of the issued and paid-up share capital of ACS by (2) the percentage of the Company’s indirect holdings in GPM (according to the percentage of its holdings of the ordinary participating units of GPM on the date when the Value of the Charged Shares will be examined), which shall be multiplied by one of the following possibilities, according to the Company’s sole choice and discretion: (a) the Equity of GPM (as defined below); (b) the value of GPM that will be determined on the basis of a valuation of GPM, which will be conducted by an independent valuator who will be chosen by the Company, who has a reputation, knowledge and experience in the field, subject to approval of its identity by the Trustee, who will object only on reasonable grounds. Notwithstanding the aforesaid, it is clarified that from the date of the issuance of GPM’s securities for trading, if and to the extent that there will be such an issuance, the Value of the Charged Shares will be calculated on the basis of the amount obtained from multiplying (1) the percentage that the Charged Shares constitute out of the issued and paid-up share capital of ACS by (2) the percentage of the Company’s indirect holdings in the ordinary participating units of GPM (according to the amount of its holdings on the date when the Value of the Charged Shares will be examined), multiplied by the market value of GPM, according to the trading data on the TASE where GPM will be traded. The Value of the Charged Shares will be calculated in NIS at the representative exchange rate of the dollar known at the time of the examination, as published by the Bank of Israel.

For the sake of clarity, the formula for calculating the Value of the Charged Shares as stated above on the date of the examination is as follows: the percentage that the Charged Shares constitute out of the issued and paid-up share capital of ACS × the percentage of the Company’s indirect holdings in the ordinary participating units of GPM × GPM’s market value or GPM’s Equity or GPM’s value according to a valuation of GPM conducted by an independent valuator.

It should be clarified that the Value of the Charged Shares for the purpose of this Trust Deed relates to the value of GPM, solely for the purpose of examining the ratio between the Value of the Charged Shares and the Liability Value (as defined below), for the purpose of an expansion of the Bond series and/or the issuance of Other Bonds that are secured by the Charged Shares and/or the replacement of partial collateral or the sale of the Charged Shares, as stated in section 6.6.5 below.

“GPM’s Equity” – equity as presented in GPM’s financial statements. The calculation of the equity according to this Deed is exclusive of non-controlling rights, plus capital notes that GPM issued and the shareholders’ loans that were advanced to GPM (provided that the capital notes and the shareholders’ loans were not included in GPM’s Equity in the aforesaid financial statements). The calculation of the equity will not include a decrease in equity caused due to reductions in cost surpluses that were attributed to GPM as a result of the purchase of companies/entities/operations.

“Ratio between the Value of the Charged Shares and the Liability Value” – the ratio between (1) the Value of the Charged Shares and (2) the balance of the principal of the Series C Bonds in circulation plus the interest (or default interest, as applicable) that has accrued and has not yet been paid by the date of the examination, as defined in section 6.6.5.1 below, less the amounts deposited in the principal and interest account, as defined below (hereinafter: the “Liability Value”); for the avoidance of doubt, a self-purchase of Bonds by the Company and/or a fully owned and controlled subsidiary of the Company, as stated in section 4.1 of this Deed, reduces the balance of the Series C Bonds for the purpose of determining the Liability Value as stated in this section.

6.6.2	Collateral

As collateral for the full and precise performance of all the Company’s undertakings under the terms of the Series C Bonds that will be issued under the Shelf Offer Report and this Trust Deed, and as collateral for the full and precise payment of all the principal and interest payments that the Company is obligated to make to the Series C Bondholders, the Company undertakes to create in favor of the Trustee for the Bondholders the charges stated in sections 6.6.2.1 to 6.6.2.3 below, within 90 days of the date of the issuance, as stated in section 6.6.4 below:

6.6.2.1

A charge on the bank account in which a sum will be deposited equal to 75% of the consideration of the issuance that was deposited in the Trust Account (together with the income thereon), less commissions, expenses and an Interest Cushion as stated in section 6.6.4 below, which will be transferred from the Trust Account to a Special Account that will be opened and will be a bank account in the Company’s name (hereinafter: the “Special Account”), such that the Company’s rights in the account and what is deposited in it will be charged in favor of the Trustee with a single first-degree fixed charge (on the rights in the account and what is deposited in it) and floating charge (on the money and/or deposits and/or securities that will be deposited from time to time in the account and any consideration that will be received for them, including the income from them), for an unlimited amount.

The Company undertakes that the amounts deposited in the Special Account will be used by the Company, directly or indirectly, for the following purposes only: (a) for the purpose of developing the Company’s activity in the fuel and convenience store sector, financing the Company’s investments, communications and transactions that are considered by it from time to time in this field, including advancing the finance required for the completion of transactions that are examined by GPM and the financing of an investment in GPM; (b) for the purchase of the Series C Bonds issued by the Company, whether in a purchase on the TASE on in a purchase over the counter or in a tender offer or in any other way, all of which at the Company’s sole discretion, whether by itself or through a fully owned and controlled subsidiary of the Company (in the event that the purchase is made by the Company, the Series C Bonds will be delisted from the TASE and the Company will apply to the TASE Clearing House with a request to withdraw the Series C Bond Certificates; and (c) for financing the amounts of the principal and interest payments for the Series C Bonds that were issued by the Company. The Company undertakes to deliver to the Trustee a notice regarding the money that was withdrawn from the Special Account and the amount and use thereof, according to the above.

The Company will have the sole signatory rights in the Special Account, and the policy for managing the money in the Special Account will be determined at the Company’s sole discretion and will be made solely by the Company, provided that the investment will be in Low Risk Investments (as defined below).

“Low Risk Investments” – including without limitations, an interest-bearing money deposit, a deposit in foreign currency, an investment in Government Bonds and Bonds with rating not less than AA, etc. For the purpose of the aforesaid, an investment in shares or exchange-traded notes that the base asset thereof is shares or share indices or options on MAOF will not be regarded as an investment in Low Risk Investments. It is clarified that within the framework of the management of the money, the Company will be entitled, at its sole discretion, to enter into hedging and protection transactions concerning the money deposited in its accounts.

6.6.2.2

A charge on the bank account in which the amounts for the principal and interest will be deposited, as stated in section 6.10 below (hereinafter: “Principal and Interest Cushion Account”). The Principal and Interest Cushion Account will be opened as a bank account in the Company’s name, such that the rights of the Company in it and what is deposited in it will be charged in favor of the Trustee with a single first-degree fixed charge (on the rights in the account and what is deposited in it) and floating charge (on the money and/or deposits and/or securities that will be deposited from time to time in the account and any consideration that will be received for them, including the income from them), for an unlimited amount.

The Company will have the sole signatory rights in the Principal and Interest Cushion Account, and the money management policy in the Principal and Interest Cushion Account will be determined on the basis of the Company’s sole discretion and will be made by the Company alone, provided that the investment will be a Low Risk Investments, as defined above.

6.6.2.3

A first-degree fixed charge, for an unlimited amount, on the Charged Shares and the Ancillary Rights, as defined above, free and unencumbered by any third-Party rights. The Company will lawfully register with the Companies Registrar a charge on the Charged Shares and the Ancillary Rights, in favor of the Trustee for the Holders of the Series C Bonds as stated above, which shall remain valid until the full repayment of the Series C Bonds and the payment of all the secured amounts.

It is clarified that as of the date of signing this Trust Deed, a first-degree fixed charge is registered on the Charged Shares in favor of the Trustee for the Holders of the Company’s series H Bonds. For the avoidance of doubt, the Company undertakes to carry out all the acts required in order to cancel and remove the charge in favor of the Trustee for the Holders of the Company’s series H Bonds in such a way that will allow the registration of the charge on the Charged Shares, subject to the issuing the Series C Bonds and fulfilling the conditions stated in section 6.6.4 below, including the removal of the charge and the registration of the charges in favor of the Trustee as stated in section 6.6.4 below. It is also clarified that the balance of the ACS shares, beyond the shares charged in favor of the Trustee for the Holders of the Series C Bonds, will remain, immediately following the issuance of the Series C Bonds, charged in favor of the Holders of the series H Bonds.

6.6.2.4

In addition to the aforesaid, the Company undertakes to charge in favor of the Trustee, with a first-degree fixed charge, for an unlimited amount, all of its rights under the Shareholders’ Series C Bond Loans, including the rights in the agreements by virtue of which the Shareholders’ Series C Bond Loans will be advanced, and including the right to the repayment of the Shareholders’ Series C Bond Loans of every kind and type. The Company will assign to the Trustee, in an irrevocable and unconditional assignment by way of a charge, all of its rights under the Shareholders’ Series C Bond Loans, including its right to receive a repayment of the Shareholders’ Series C Bond Loans, as long as the Shareholders’ Series C Bond Loans have not been repaid. The Company undertakes to deliver to the Trustee, no later than 30 business days from the date of advancing each of the Shareholders’ Series C Bond Loans as defined above, the documents stated in section 6.6.4 below, mutatis mutandis, including a copy of the agreements by virtue of which the Shareholders’ Series C Bond Loans will be advanced.

All the Company’s rights in the Charged Shares and the Charged Shareholders’ Series C Bond loans will not be prejudiced and will be held by it solely, as long as a notice has not been received from the Trustee regarding a demand for immediate repayment of the Series C Bonds and/or the realization of collateral under the provisions of this Trust Deed. Subject to the aforesaid, the Company will hold and will be able to make full use, at its sole discretion, of the voting rights at the general meetings of ACS, of the rights to dividends, of the rights to the repayment of the Shareholders’ Series C Bond Loans, etc., in such a way that even if money will be received on account of the repayment of the Shareholders’ Series C Bond Loans, after the deposit of the amounts as collateral for the principle cushion as stated in section 6.10.4 below, they will be deposited into the account of the Company, which will be entitled to use them for its current needs and at its sole discretion. The Trustee undertakes that to the extent that its consent will be required for exercising the Company’s rights in the Charged Shares as aforesaid, subject to this section, its aforesaid consent will be given. For the avoidance of doubt, it should be clarified that the Company undertakes not to exercise its rights as aforesaid in a manner that will or may materially prejudice the rights of the Holders of the Series C Bonds in connection with the charges stated in this section 6.6.2 above, nor to make any disposition of its aforesaid rights.

Notwithstanding the aforesaid, to the extent that there will be a ground for immediate repayment and/or for realizing collateral as stated in section 14 of the First Addendum to the Trust Deed, the Trustee will be entitled to order ACS not to distribute dividends directly to the Company and/or not to transfer a repayment of the Shareholders’ Series C Bond Loans to the Company (if exist), but to transfer them to the account that the Trustee will order the Company, until a notice is received from the Trustee and/or a decision is made by the court regarding the demand for immediate repayment of the Series C Bonds and/or realization of collateral.

The Company will deliver to ACS and GPM a notice regarding the creation of the charges stated in sections 6.6.2.3 and 6.6.2.4 above in favor of the Trustee, according to such wording to the satisfaction of the Trustee, and ACS and GPM will confirm to the Trustee, as applicable, the receipt of the aforesaid notice and that they agree to act according to the instructions of the Company and the Trustee under this Deed, to the extent that they are relevant to it.

On the date of repayment of the last payment for the principal and interest of the Series C Bonds and subject to their full repayment, or upon the discharge of the unpaid balance of the series H Bonds in any way (including by way of early repayment and/or a self-purchase), all the charges stated in this section 6.6.2 will expire, including the charge of the Charged Shares (to the extent that it has not yet expired and become void by that date), and will be regarded as automatically released and void, and the Trustee undertakes in this regard, after no Series C Bonds and/or a debt to the Holders of the Series C Bonds will remain under this Trust Deed, to sign every document that will be required in order to release and/or cancel and/or remove the charges, to the extent that required.

6.6.3	The Company’s Warranties and Undertakings in connection with the Collateral

The Company hereby warrants and undertakes in connection with the Charged Shares and/or the Shareholders’ Series C Bond Loans that as of the date of signing the Trust Deed, the following provisions apply:

6.6.3.1

ACS is a fully owned and controlled subsidy of the Company, and the Company undertakes that as long as there will be Series C Bonds in circulation, the control of ACS will be held by the Company, directly or indirectly, and none of the Charged Shares shall be sold and/or no additional shares of any kind or type whatsoever shall be issued by ACS to any third party, except as stated in section 6.6.5.4 below;

6.6.3.2

ACS holds all (100%) of the participating units and the voting rights in Arko Convenience. The Company undertakes, by virtue of its being the shareholder in ACS, that as long as all the Series C Bonds have not been repaid and all the Company’s undertakings with respect thereto have not been fulfilled, ACS will not sell participating units of Arko Convenience and/or no additional participating units of any kind or type whatsoever will be issued by Arko Convenience to any third party, except as stated in section 6.6.5.5 below;

6.6.3.3

As of the date of signing this Trust Deed, ACS’s operations are reflected in its holding of Arko Convenience, which as aforesaid holds GPM, and the Company undertakes that as long as all the Series C Bonds have not been repaid and all the Company’s undertakings in connection therewith have not been fulfilled, ACS will not engage in any additional operations other than as stated above;

6.6.3.4

The Company undertakes that as long as the Series C Bonds are in circulation, ACS will not take upon itself financial undertakings from third parties that are unrelated to the Company and/or to the companies of the group;

6.6.3.5

The Company undertakes that as long as the Series C Bonds are in circulation, any amount that will be advanced from the amounts deposited in the Special Account as a Shareholders’ Series C Bond Loan to ACS will be advanced by ACS to GPM, directly or indirectly, through Arko Convenience, by way of a shareholders’ loan or a capital investment, for the purpose of advancing the finance required to complete transactions that are being examined by GPM and the financing of an investment in GPM;

6.6.3.6

As of the date of signing this Trust Deed, the operations of Arko Convenience are expressed in the direct holding of GPM, and the Company undertakes, by virtue of its being t the shareholder of ACS, that as long as all the Series C Bonds have not been repaid and all the Company’s undertakings relating to them have not been fulfilled, Arko Convenience will not engage in any additional operations apart from the aforesaid;

6.6.3.7

Subject to the provisions of this Deed, the Company undertakes to refrain for making any disposition of the Charged Shares that it owns and/or the Shareholders’ Series C Bond Loans as long as all the Series C Bonds have not been repaid and all the Company’s undertakings relating thereto have not been fulfilled, without receiving prior written approval signed by the Trustee;

6.6.3.8

To notify ACS and GPM of the charge of the Charged Shares and the rights in the Shareholders’ Series C Bond Loans that will be advanced to ACS and/or Arko Convenience and/or GPM out of the money deposited in the Special Account in favor of the Trustee;

6.6.3.9

The Company is the holder of the Charged Shares, including all the rights attached to the Charged Shares, and no transaction and/or disposition was made with the Company’s rights in the Charged Shares and no right was granted to any third party, including a future right in the Charged Shares, except for the charge to the Trustee for the Holders of the series H Bonds, which, for the avoidance of doubt, will be removed prior to creating the charge in favor of the Trustee for the Holders of the Series C Bonds, all as stated in section 6.6.2.3 above;

6.6.3.10

Except as stated in section 6.6.2.3 above, the Charged Shares are free and unencumbered by any third-party right, are not pledged, charged or subject to a lien for any other right (except the charge in favor of the Holders of the series H Bonds as stated in section 6.6.2.3 above, which will be removed immediately following the deposit of all the consideration of the issuance of the Series C Bonds in the Trust Account) and there is no restriction or condition that applies by law or agreement to the transfer of the ownership in them or to charging them and/or realizing them at the time of realization;

6.6.3.11

As of the date of signing this Trust Deed, ACS is not in (temporary or permanent) liquidation and/or receivership proceedings and/or a stay of proceedings, and to the best of the Company’s knowledge, no liquidation and/or receivership and/or stay of proceedings motion has been filed as aforesaid;

6.6.3.12

The creation of the charges on the Charged Shares and the rights to repayment of the Shareholders’ Series C Bond Loans shall not restrict any operation of the Company (except in connection with the Charged Shares and the Shareholders’ Series C Bond Loans), including a restriction on a charge of the other ACS shares and/or a charge of shares held by the Company in other corporations and/or a charge of shareholders’ loans that will not be advanced from the Special Account, and no approval from the Trustee or the Bondholder shall be required for this purpose. This section will apply subject to not prejudicing the rights of the Holders of the Series C Bonds as a result of performing the aforesaid operations.

6.6.3.13

The Company warrants and undertakes to the Trustee and the Bondholders that on the date of entering into this Deed, there is no impediment under any law, agreement or undertaking, including the documents of incorporation of the Company or ACS, including an agreement regarding the rights between the owners of the participating units in GPM, or agreements made in connection with ACS for the purpose of the Company’s signature on this Trust Deed, and for the performance of all the Company’s undertaking hereunder, and there is no restriction or condition upon the charges stated in this Deed and on the Company’s undertakings herein, and that the Company’s entering into and signing of this Deed does not constitute a breach of any undertaking that the Company has taken upon itself and that the Board of Directors of the Company adopted a lawful resolution to create the charges and that no consent is required from any party to the creation of the charges. The Company hereby undertakes to notify the Trustee in case of any change in this subsection.

6.6.3.14

The creation of the charge on the Charged Shares shall not restrict any operation of GPM or any corporations it holds, including a restriction on the participating units held by the owners of the participating units in GPM, as collateral for credit to GPM, and/or a restrict the charge of assets held (directly or indirectly) by GPM as collateral for credit to GPM, and with respect to this section, no consent shall be required from the Trustee or the Bondholders.

It is clarified that as of the date of signing this Deed, assets that are held (directly or indirectly) by GPM are charged in favor of the Company and third parties, including financing institutions, and that the Company and/or GPM and/or the corporations held by it, directly or indirectly, will be entitled to charge in the future existing assets and/or other assets, excluding the Charged Shares and the rights to the repayment of the Shareholders’ Series C Bond Loans, without being required to obtain for this purpose the consent of the Trustee and/or the Bondholders. Accordingly, it should be clarified that the assets held directly and/or indirectly by ACS and/or the corporations held by it, including GPM, will not constitute collateral for the Bondholders.

6.6.3.15

Since ACS is a fully owned and controlled subsidiary of the Company, and all of its operations are reflected in its indirect holding, through Arko Convenience, whose operations are reflected in the direct holding, of rights in GPM, as stated in section 6.6.1 above, as long as the Series C Bonds have not been repaid in full, and as long as Series C Bonds are charged (in full or part) by a charge on the Charged Shares, the Company will attach to its quarterly and annual financial statements the financial statements of GPM as of the same balance sheet date, prepared according to International Financial Reporting Standards (IFRS), when they are reviewed or audited. For details of the tax implications of Arko Convenience (since GPM is not a taxpayer for income tax purposes), see note 18 of the Company’s consolidated financial statements as of December 31, 2015 (reference no.: 2016-01-020601).

6.6.3.16

It should be clarified that except as stated in sections 6.6.3.1 to 6.6.3.14 above, the Company has not provided any undertaking to the Trustee regarding the continued holding by GPM of assets that it holds on the date of signing the Deed and/or of retaining GPM’s assets and/or liabilities and/or those of corporations held by it, and therefore, inter alia, the Company and/or ACS and/or GPM are entitled to act at their complete and sole discretion, subject to sections 6.6.3.1 to 6.6.3.14 above.

6.6.3.17

As of the date of signing the Trust Deed, the Company declares that ACS and Arko Convenience do not have material liabilities, except: (a) undertakings relating to the Shareholders’ Current Loans to ACS and Arko Convenience. (as defined in section 6.6.1 above); (b) deferred and current tax liabilities, as stated in note 18 of the financial statements as of December 31, 2015; and (c) a liability to GPM Holdings Inc. (a corporation controlled by a third party that holds participating units of GPM) in a sum of approximately 4 million US dollars, as stated in note 4.A.(2).(a) of the financial statements as of December 31, 2015.

6.6.4	The Mechanism for Releasing the Consideration from the Issuance

All the consideration from the issuance of the Series C Bonds will be deposited by the issuance coordinator in the Trust Account, as defined above. Until the date of transfer of the consideration from the issuance to the Company, the amounts deposited in the Trust Account will be invested in short-term NIS deposits, unless the Company instructs the Trustee otherwise in writing, provided that it will be invested in assets in which it is permitted to invest trust assets according to the provisions of this Deed. It should be clarified that the Company will regard the consideration from the issuance that will be deposited in the Trust Account by the issuance coordinator as consideration that was received by it.

From the consideration of the issuance that is deposited in the Trust Account (including the income from it) less the commissions to the issuance advisors and the classified investors, less the payment to the Company for the issuance expenses, including the Trustee’s fees and less the interest cushion amount as it is defined in section 6.10 below, the Trustee will transfer a sum equal to 75% of the Special Account, as defined above, and the balance of the consideration that is deposited in the Trust Account (together with the income from it) to the Company’s bank account, according to instructions that will be given at the

Company’s sole discretion, after the Company has delivered to the Trustee the following documents, according to the wording agreed in advance between the Company and the Trustee: (a) an original signed copy of the Bonds, whose wording will be agreed between the Company and the Trustee, regarding the registration of the charges stated in section 6.6.2 above, at the Companies Registrar; (b) a “Details of Mortgages and Charges” form (form 10) as well as the Bonds as stated in subsection (a) above, stamped as “Received” or “Submitted for Examination” by the Companies Registrar; (c) an original certificate of the registration of the charges in favor of the Trustee; (d) the Company’s confirmation, signed by the CEO of the Company and/or the chairman of the Board of Directors of the Company, that there are no undertakings that conflict with the creation of the charges in favor of the Trustee; (e) a legal opinion of the Company’s attorney, inter alia, regarding the validity of the charges and the undertakings that are enforceable against the Company or the pledgor, which will be delivered by the Company to the Trustee, from time to time, upon the Trustee’s reasonable demand; (f) a copy of the notices that were delivered by the Company to ACS and GPM regarding the creation of the charges that are stated in sections 6.6.2.3 and 6.6.2.4 above in favor of the Trustee for the Bondholders, after the registration of the aforesaid charges, and confirmation of the receipt of the aforesaid notices by ACS and GPM, to the extent that they are relevant with respect thereto; (g) an original share certificate issued in the Company’s name for the Charged Shares, which will be deposited with the Trustee under the provisions of this Trust Deed, together with a share transfer deed with the Company’s original signature for the Charged Shares, an irrevocable instruction that in a case the court orders the realization of the Charged Shares according to the provisions of this Trust Deed, the signed share transfer deed will come into effect, as well as a resolution of the Board of Directors of ACS regarding the transfer of the shares as aforesaid, all according to the wording to be agreed between the Company and the Trustee; (h) confirmation by an attorney confirming that the Company is registered in ACS’s Register of Shareholders as the owner of the Charged Shares and that a note was registered in ACS’s Register of Shareholders regarding the registration of the charge on the Charged Shares in favor of the Trustee, as well as a certified copy of ACS’s Register of Shareholders. It should be noted that due to the fact that the Charged Shares are not registered under the Trustee’s name (but under the Company’s name in ACS’s Register of Shareholders), the aforesaid does not prevent the making of conflicting transactions with the Charged Shares.

Early Redemption as a result of the Non-Fulfillment of the Conditions for releasing the Consideration from the Issuance to the Company

In case the charges stated in sections 6.6.2.1 to 6.6.2.3 above are not registered within 90 days of the date of the issuance or in case the Company does not transfer to the Trustee the charge documents stated in the aforesaid sections and the other documents stated in section 6.6.4 above within 90 days of the date of the issuance, the Company will act to make a full early redemption of the Series

C Bonds and delist them from trading (hereinafter: the “Complete Involuntary Early Redemption”). It should be clarified that the amount that will be paid for the Complete Involuntary Early Redemption will be according to the provisions of this section and not according to the provisions of section 11.2 of the First Addendum to the Trust Deed.

Within one business day after the end of the aforesaid period (90 days), the Company will publish an immediate report with a copy to the Trustee, in which it will give notice of the making of the Complete Involuntary Early Redemption and the date thereof. The date of the Complete Involuntary Early Redemption will be no earlier than twenty-one (21) days and no later than forty-five (45) days after the Company’s report of the Complete Involuntary Early Redemption to the Bondholders. In such a case, the principle of the Series C Bonds, together with the annual interest that has accrued from the date of clearing that will be stated in the Shelf Offer Report until the date of the Complete Involuntary Early Redemption (calculated on the basis of 365 days a year, according to the number of days in that period), will be paid to the Series C Bondholders, less tax according to applicable law. In the aforesaid immediate report, the Company will publish the amount of the principal that will be repaid in the early repayment and the interest that has accrued on the aforesaid amount of the principal up to the date of the Complete Involuntary Early Redemption.

The Complete Involuntary Early Redemption payment will be made to the Holders whose names will be registered in the Register of Series C Bondholders on the date of the Complete Involuntary Early Redemption, in return for delivery of the Series C Bond Certificates to the Company, at the Company’s registered office or at any other place of which the Company will give notice. The Company’s aforesaid notice will be published no later than five (5) business days before the last payment date.

The Company undertakes to transfer to the Trust Account, no later than three business days before the date of the Complete Involuntary Early Redemption , the amount equal to the difference between the money deposited in the Trust Account on that date and the amount for payment to the Holders for the Complete Involuntary Early Redemption (but not more than the amount of the Complete Involuntary Early Redemption), if and as required. If a balance will remain in the Trust Account in which the consideration from the issuance will be deposited after making the Complete Involuntary Early Redemption, then it will be transferred to the Company.

The Company will be responsible for performing as lawfully required in order to conduct the Complete Involuntary Early Redemption, including vis-à-vis the TASE Clearing House, and will timely deliver to the Trustee every document and approval that it requires in order to complete the process. For the avoidance of doubt, when the Complete Involuntary Early Redemption has been conducted, the Company will no longer be obligated to register the charges stated in section 6.6.2 above in favor of the Holders of the Series C Bonds, and this Trust Deed will expire and will not be valid.

6.6.5	The Company’s Compliance with the Ratio between the Value of the Charged Shares and the Liability Value and the Dates of the Examination

6.6.5.1	General

In any event that the Company will wish to perform one of the following operations – (a) an expansion of the Series C Bond series; and/or (b) the issuance of Other Bonds for which some of the Charged Shares will be charged as collateral; and/or (c) a Partial Replacement of Collateral; and/or (d) the sale of all or some of the Charged Shares; and/or (e) the sale of the holdings of ACS in Arko Convenience (in whole or in part) and/or a sale of the holdings of Arko Convenience in GPM (in whole or in part); and/or (f) the issuance of securities of GPM for trading – the Company will present to the Trustee a confirmation signed by the most senior financial officer of the Company , according to which the Value of the Charged Shares constitutes at least 150% of the Liability Value as of the Examination Date, as defined below, prior to performing the operation and as a condition thereto.

It should be clarified, for the avoidance of doubt, that the Company’s compliance with the ratio between the Value of the Charged Shares and the Liability Value will only be examined on the following dates: (a) in case of an expansion of a series (if at all) as stated in section 6.6.5.2 below, and in such a case, the value of the collateral will be examined as it will be shortly before the making of the aforesaid expansion; (b) in case of an issuance by the Company of an additional series of Other Bonds that are secured by collateral of some of the Charged Shares, as stated in section 6.6.5.2 below; (c) in case of a Partial Replacement of Collateral, as stated in section 6.6.5.3 below; (d) in case of a sale of the Charged Shares, in whole or in part, as stated in section 6.6.5.4 below; (e) in case of a sale of the holdings of ACS in Arko Convenience (in whole or in part) and/or a sale of the holdings of Arko Convenience in GPM (in whole or in part), as stated in section 6.6.5.5 below; and/or (f) in case of an issuance of the securities of GPM for trading, as stated in section 6.6.5.6 below (hereinafter: the “Examination Dates’”).

It should be clarified that to the extent that the Value of the Charged Shares will be calculated on the basis of a valuation of GPM by an independent valuator, the date of signing the valuation will be at most three months before the relevant Examination Date. In any case in which the Company is required to present a confirmation to the Trustee regarding the ratio between the Value of the Charged Shares and the Liability Value, the Company shall present the confirmation to the Trustee together with a calculation that constitutes as the basis for the determination and the ancillary documents, as applicable, indicating that the Company is in compliance with the required ratio. The Trustee will rely on the aforesaid confirmation and will not be required to make an additional examination on its behlaf, however, the aforesaid does not affect the Trustee’s liability under any law.

For the avoidance of doubt, it is hereby clarified that the Company is required to comply with the collateral ratio stated above only on the Examination Dates stated in section 6.6.5 above and the Company’s non-compliance with the aforesaid collateral ratio on other dates (that are not included in the Examination Dates) does not constitute a breach by the Company of the Trust Deed, and the Company will not be required to provide Additional Collateral to the extent that on such other dates the Company will not be in compliance with the aforesaid collateral ratio.

For the avoidance of doubt, it should be clarified that to the extent that on any of the Examination Dates on which the collateral ratio will be examined as stated above, money in cash will be deposited in the Special Account and/or Additional Collateral (as stated in section 6.6.5.3 below) will be delivered to the Trustee, then for the purpose of calculating the aforesaid ratio only, the Liability Value will be as defined in section 6.6.1 above less the money that will be in the Special Account and less the amount of the Additional Collateral. Without derogating from the aforesaid, to the extent that on any of the Examination Dates when the collateral ratio will be examined as aforesaid, Shareholders’ Series C Bond Loans have been advanced for the purpose of an investment in companies operating in the fuel and convenience store sector to companies other than ACS and/or Arko Convenience and/or GPM, and the rights to the repayment of the Shareholders’ Series C Bond Loans have been charged in favor of the Trustee as stated in section 6.6.2.4 above, the amount of the Shareholders’ Series C Bond Loans as aforesaid will be added to the Value of the Charged Shares for the purpose of calculating the ratio stated in this section.

6.6.5.2	Expansion of the Series C Bonds and Issuance of Other Bonds for which some of the Charged Shares will be Charged as Collateral

In addition to section 2.2 above, in case the Company will want to expand the Series C Bond series and/or in any case where the Company will want to issue Other Bonds for which some of the Charged Shares will be charged as collateral, the Company will present to the Trustee a confirmation signed by the financial senior officer of the Company, according to which the Value of the Charged Shares that will remain charged in favor of the Series C Bonds constitutes at least 150% of the Liability Value after the expansion of the series or the release for the purpose of issuing Other Bonds, as it will be on the Examination Date as defined above (hereinafter: the “Required Value”), prior to making the expansion of the series or the issuance of the Other Bonds that are secured by the collateral of the Charged Shares, and as a condition for the expansion of the series or the issuance of the Other Bonds that are secured by the collateral of the Charged Shares, as applicable. To the extent that the aforesaid condition will not be fulfilled in the expansion of the series, the Company will undertake, as a condition for the expansion of the series, to charge additional shares of ACS (hereinafter: the “Additional ACS Shares”), in the manner that after such a charge, the Company will comply with the Required Value.

In case that there will be a need to add collateral as aforesaid, out of the consideration that will be received from the expansion of the series, a sum equal to the difference between the Value of the Charged Shares before the expansion and the Required Value will be held by the Trustee in a Trust Account and will not be transferred to the Special Account without the registration of a charge on the Additional ACS Shares in such a manner that after the expansion, the Company will comply with the Required Value. The release of the money as aforesaid from the Trust Account will be made according to the provisions of section 6.6.3 above.

6.6.5.3	Replacement of Collateral

The Company will be entitled at any time to release and remove the charges on the Charged Shares and on the Shareholders’ Series C Bond Loans (as detailed in sections 6.6.2.3 and 6.6.2.4 above), in whole or in part, or to replace the charges on the Charged Shares and on the Shareholders’ Series C Bond Loans, in whole or in part, with bank guarantee/s and/or bank deposit/s and/or amounts in cash (including by way of a sale of the Charged Shares, in whole or in part, as stated in section 6.6.5.4 below) (the replacement of all the charges on the Charged Shares and on the Shareholders’ Series C Bond Loans with other collateral will be referred to hereinafter as “Complete Replacement of Collateral”, whereas replacement of a part of the charges for some of the Charged Shares and some of the Shareholders’ Series C Bond Loans will be referred to hereinafter as “Partial Replacement of Collateral”), in one of the following ways (or in a combination thereof), at the sole discretion of the Company: (a) an irreversible and irrevocable autonomous bank guarantee that will be provided by one of the five largest banks in Israel; (b) the making of a money deposit or amounts in cash, if and to the extent that required (hereinafter: “the “Additional Collateral”).

In order to make a release or removal of the charge on the Charged Shares and a replacement of collateral as aforesaid, the Company will give the Trustee a release instructions regarding the number of shares that the Company wishes to release from the Charged Shares, subject to the following conditions:

(a)	In the event of a Complete Replacement of Collateral—the Additional Collateral as aforesaid will be in the amount of the Liability Value.

(b)

In the event of a Partial Replacement of Collateral—the Value of the Charged Shares (as it will be after the replacement of the collateral as aforesaid) will be in an amount of at least 150% of the Liability Value as it will be on the Examination Date, but in such a case, the Liability Value will be as defined above less the amount of the Additional Collateral.

If the new collateral is bank guarantee/s, then it will be valid at least up to 30 days after the date on which the Series C Bonds will be repaid in full.

After receipt of the release instructions and after the creation and/or the provision of a replacement charge and/or collateral according to the terms stated above, including, if required, the delivery to the Trustee of documents that are stated in section 6.6.4 above, mutatis mutandis, that testify to the creation and registration of the charge according to law, and after it has been proved to the Trustee’s satisfaction that the replacement collateral (i.e., a bank guarantee and/or amounts in cash) has been deposited with the Trustee or in the Company’s account. According to the above, the Company will act as needed in order to release the Charged Shares as soon as possible, and the Trustee will sign every document required under Israeli law to release and cancel the charges that were given in favor of the Trustee as stated in section 6.6.2 of this Trust Deed, provided that the Trustee will not be liable for any costs and/or expenses whatsoever in connection with the operations required to release and cancel the charges as aforesaid. The collateral whose delivery will release the Charged Shares, in whole or in part, will have the same status as the Charged Shares, as if such were included from the outset in the provisions of the Trust Deed, including the Company’s right to replace them again from time to time.

6.6.5.4	Sale of the Charged Shares

The Company will be entitled to sell the Charged Shares, in whole or in part, in return for cash consideration only. In case the Company will want to sell some of the Charged Shares, such a sale will be made only if the value of the balance of the Charged Shares, together with Additional Collateral (if exist), will be in an amount of at least 150% of the Liability Value as such will be on the Examination Date and after a confirmation of the most senior financial officer of the Company has been delivered to the Trustee, together with a calculation in an Excel file, testifying so the sale. The Trustee will rely on the aforesaid confirmation and will not be required to make an additional examination of its behalf, subject to section 6.6.5.1 above.

If, on the aforesaid Examination Date, the value of the balance of the Charged Shares and Additional Collateral (if exist) will be an amount of less than 150% of the Liability Value, then on the sale date, the Company undertakes to deposit out of the net amount that will be received from the sale of the Charged Shares, in whole or in part (net, meaning after taxes and expenses that are ancillary to the sale, in the manner that taxes and expenses ancillary to the sale will be paid by the Company out of the sale consideration), the amount in cash required directly into the Special Account, so that the value of the balance of the Charged Shares together with the Additional Collateral (if exist) and the amount that will be deposited in cash as aforesaid will be an amount of at least 150% of the Liability Value. The Company undertakes to deliver to the Trustee a confirmation of the most senior financial officer of the Company, together with a calculation in an Excel file testifying sot, before the sale.

In order to make such a sale, the Company will give the Trustee a written instruction to release from the charge the number of shares that it wishes to sell (in this subsection: the “Release Instruction” and the “Sold Shares”). The Release Instruction will state the consideration for the sale of the Sold Shares, and the Company and the Trustee will act to amend the charge accordingly.

The Release Instruction will be confirmed in writing by the Trustee within two (2) business days of the date of its receipt, and after all of the documents and calculations required as aforesaid have been attached to it, including a certified copy of an irrevocable instruction that will be given by the Company to the buyer of the Sold Shares, which is confirmed in writing by the buyer, that the amount in cash required to be deposited out of the consideration for the sale as stated above, if and to the extent that required, will be deposited directly in the Special Account. The Release Instruction that will be signed by the Trustee will state that it is irrevocable and that the Trustee undertakes to release the Sold Shares at the same time as depositing the whole amount required out of the Consideration from the Sale in the Special Account. According to the Release Instruction, the release of the Sold Shares by the Trustee will be made immediately after it has been proven to the Trustee’s satisfaction that the amount required out of the consideration for the sale has been deposited in the Special Account. In return for the deposit of the required sum out of the consideration for the sale in the Special Account, the Trustee will deliver every notice and/or document as required according to the law in Israel to cancel and remove the charges on the Sold Shares only, and accordingly to amend the share transfer deed signed with respect to the balance of the Charged Shares, or the Trustee will deliver any notice and/or document required under the law in Israel, if such is required (if all the Charged Shares are not sold), to amend the charge and the share transfer deed for the balance of the Charged Shares, as applicable. If all the Charged Shares are sold, the Trustee will deliver to the Company every notice and every document required under the law in Israel to cancel the charges that were given, to the extent that any were given.

Every amount in cash that will be deposited in the Special Account will be used for the purpose of paying the balance of the principal and/or interest (as applicable) for the Series C Bonds that will be payable under the terms of the Series C Bonds after the deposit of the money in the Special Account as aforesaid.

Without derogating from the aforesaid, the Company will be entitled to sell all the Charged Shares in return for consideration in cash only, provided that, at the time of the aforesaid sale, all of the net amount received from the sale of all the Charged Shares (net, meaning after taxes and expenses ancillary to the sale, in the manner that the taxes and expenses ancillary to the sale will be paid by the Company out of the money from the consideration from the sale) (hereinafter: the “Consideration from the Sale”) will be deposited directly in the Special Account. In such a case, the Company will act to make a full early redemption on the Company’s initiative and to delist the Series C Bonds, as stated below and under the provisions of section 11.2 of the First Addendum to the Trust Deed.

Within one business day after the deposit of the entire Consideration from the Sale in the Special Account, the Company will publish an immediate report in which it will give notice of the making of the early deposit on the Company’s initiative and the date thereof. The date of the early redemption for the Series C Bonds will be no earlier than twenty-one (21) days after the date of publication of the immediate report and no later than forty-five (45) days after the date of publication of the immediate report about the early redemption on the Company’s initiative as aforesaid.

It should be hereby clarified that after the sale of the Charged Shares and/or their replacement with other collateral as stated in the provisions of this Deed, the Charged Shares released from the charge for the collateral for the Series C Bonds will not be subject in any manner to the provisions of the Trust Deed. It should be clarified that the sale of the Charged Shares, in whole or in part, according to the provisions of this section, shall not constitute in any case a ground for demanding immediate repayment of the Bonds, as long as the sale is made on the terms stated in this Deed.

6.6.5.5	Sale of the Holdings of ACS in Arko Convenience (in whole or in part) and/or Sale of the Holdings of Arko Convenience in GPM (in whole or in part)

The Company will be entitled to sell some of the holdings of ACS in Arko Convenience and/or to sell some of the holdings of Arko Convenience in GPM, provided that after such a sale, ACS or Arko Convenience, as applicable, will continue to be the controlling shareholder in GPM (hereinafter: “Partial Sale of the Rights in GPM, Directly or Indirectly”), in return for cash only, where such a sale will be made solely if the value of the balance of the Charged Shares and Additional Collateral (if exist) will be at least an amount of 150% of the Liability Value as it will be on the Examination Date, and confirmation is delivered to the Trustee from the most senior financial officer of the Company i, together with a calculation in an Excel file testifying so before the sale. The Trustee will rely on the aforesaid confirmation and will not be required to make an additional examination of its behalf, subject to section 6.6.5.1 above.

If, on the aforesaid Examination Date, the value of the balance of the Charged Shares and Additional Collateral (if exist) will be an amount less than 150% of the Liability Value, then the Company will be entitled to make the sale only to the extent that the sale will be on terms that will allow the Company (including according to its undertakings to the Holders of Bonds of other series that are in circulation) to deposit, out of the net amount that will be received from a Partial Sale of the Rights in GPM, Directly or Indirectly (net, meaning after taxes and expenses that are ancillary to the sale, so that the taxes and expenses ancillary to the sale will be paid by ACS and/or Arko Convenience, as applicable, out of the money that is the consideration for the sale), the required amount in cash directly into the Special Account, so that the value of the balance of the Charged Shares together with the Additional Collateral (if exist) and the amount that will be deposited in cash as aforesaid will be an amount of at least 150% of the Liability Value. The Company undertakes to deliver to the Trustee a confirmation of the most senior financial officer of the together with a calculation in an Excel file testifying so before the sale. The Trustee will rely on the aforesaid confirmation and will not be required to make an additional examination of its behalf, subject to section 6.6.5.1 above.

The Company will be entitled to sell all of the holdings of ACS in Arko Convenience and/or all of the holdings of Arko Convenience in GPM, and/or some of the holdings of ACS in Arko Convenience and/or some of the holdings of Arko Convenience in GPM, in such a manner that after the sale, ACS or Arko Convenience will cease to be the controlling shareholder of GPM (hereinafter: “Sale of all the Rights in GPM, Directly or Indirectly”), in return for consideration in cash only, provided that the aforesaid sale will be on terms that will allow the Company (including according to its undertakings to the Holders of Bonds of other series that are in circulation) to deposit, out of the net amount that will be received from the Sale of all the Rights in GPM, Directly or Indirectly (net, meaning after taxes and expenses that are ancillary to the sale, so that the taxes and expenses ancillary to the sale will be paid by ACS and/or Arko Convenience, as applicable, out of the money that is the consideration for the sale) directly into the Special Account an amount equal to the whole amount required for a complete early redemption, on the Company’s initiative, of the Series C Bonds (hereinafter: the “Redemption Amount”). In such a case, the Redemption Amount will be deposited by the Company directly in the Special Account, and the Company will act to make a complete early redemption, on the Company’s initiative, and to delist the Series C Bonds from trading, as stated below and according to the provisions of section 11.2 of the First Addemdum of the Trust Deed.

Within one business day after the deposit of the Redemption Amount in the Special Account, according to the aforesaid, the Company will publish an immediate report in which it will give notice of the making of the early redemption on the Company’s initiative and the date thereof. The early redemption for the Series C Bonds will take place no earlier than twenty-one (21) days after the date of publication of the immediate report and no later than forty-five (45) days after the date of publication of the immediate report about the early redemption on the Company’s initiative as aforesaid.

6.6.5.6	Issuance of Securities of GPM for Trading

In any case in which the Company will seek, indirectly, to issue the securities of GPM for trading, the Company will deliver to the Trustee a confirmation signed by the most senior financial officer of the Company, together with an appropriate calculation, at least three days before making the issuance of securities of GPM for trading, according to which the Value of the Charged Shares amounts to at least 150% of the Liability Value after the issuance of the securities of GPM for trading, as of the date of the confirmation, and before making the issuance of the securities of GPM for trading. The Trustee will rely on the aforesaid confirmation and will not be required to make an additional examination of its behalf, subject to section 6.6.5.1 above.

6.7	Financial Covenants

As long as the Bonds are in circulation (i.e., as long as they have not been repaid or discharged in full in any way whatsoever, including by way of a self-purchase and/or early redemption), the Company undertakes that it will comply with all the financial covenants stated below:

6.7.1	Ratio between Net Financial Debt and Net CAP

The ratio between the net Financial Debt (as defined below) and the Net CAP (as defined below), on the basis of the figures of the Company’s separate (solo) financial statements (audited or reviewed, as applicable), shall not exceed an amount of 70%, for a period exceeding two consecutive quarters, as stated in section 6.7.4 below.

As of March 31, 2016, and according to the Company’s separate financial statements as of March 31, 2016, the ratio between the net Financial Debt and the Net CAP is approximately 28.9%.

In this section 6.7.1, the following terms will have the meaning ascribed next to them:

“Equity” – equity as presented in the Company’s financial statements (which is attributed to the shareholders of the Company, not including non-controlling rights). The calculation of the equity under this Deed does not include non-controlling rights, and includes capital notes that the Company issued and shareholders’ loans. The calculation of the equity shall not include a reduction in the equity caused as a result of reductions in cost surpluses (net of tax) that were attributed to the Company/group as a result of the purchase of companies/entities/operations.

“Financial Debt” – short-term credit and long-term loans from financial institutions, undertakings for Bonds and current maturities for the Bonds, including loans from other entities, after neutralizing the Bonds that were issued by the Company and are held by subsidiaries and/or affiliates of the Company.

“Net Financial Debt” – financial debt less cash, cash equivalents and designated cash, short-term investments, deposits of the Company and non-recourse loans/debts of the Company.

“Net CAP” – the Equity of the Company (as defined above) plus Net Financial Debt (as defined above).

6.7.2	Store-level EBITDA of GPM

(a)

The store-level EBITDA of GPM will not be less than a sum amounting to 40 million US dollars, for a period exceeding two consecutive quarters, as stated in section 6.7.4 below. As of March 31, 2016, the store-level EBITDA of GPM amounts to a sum of approximately 84.8 million US dollars.

(b)

The store-level EBITDA of GPM multiplied by the percentage of the Company’s holding in the ordinary participating units of GPM (through affiliates) will not be less than a sum amounting to 30 million US dollars, for a period exceeding two consecutive quarters, as stated in section 6.7.4 below. As of March 31, 2016, the store-level EBITDA of GPM multiplied by the percentage of the Company’s holding in the ordinary participating units of GPM amounts to a sum of approximately 63.6 million US dollars.

In this section 6.7.2, the following terms will have the meaning ascribed next to them:

“Store-Level EBITDA” – the amount of GPM’s total income less sales cost and the cost of the operating expenses on the store level, which includes the salary and ancillary expenses attributed to the stores, variable expenses attributed to the stores (including credit card commissions) and fixed expenses attributed to the stores. The calculation will be made on each cut-off date for a period of twelve consecutive months, according to the most recent (audited or reviews, as applicable) consolidated financial statements of GPM according to International Financial Reporting Standards (IFRS). It should be clarified that store-level EBITDA also includes GPM’s share of GPMP’s income less sales cost and less the store-level operating expenses of GPMP.

6.7.3	Ratio between GPM’s Financial Debt and GPM’s Store-Level EBITDA

The ratio between GPM’s Financial Debt (as defined below) and GPM’s Store-Level EBITDA (as defined above) will not exceed 2.4, for a period exceeding two consecutive quarters, as stated in section 6.7.4 below. As of March 31, 2016, the ratio between GPM’s Financial Debt and GPM’s Store-Level EBITDA is approximately 0.23.

“GPM’s Financial Debt” – short-term credit from financial institutions and long-term loans from financial institutions, not including credit from financial institutions for the financing of working capital, according to the most recent (audited or reviewed, as applicable) consolidated financial statements of GPM according to International Financial Reporting Standards (IFRS), less money invested in Low Risk Investments that is used as collateral for the Financial Debt as aforesaid.

6.7.4	Examination of the Financial Covenants and a Breach thereof

The examination of the Company’s compliance with the relevant financial covenants will be made by the Company on each quarter on the date of publication of the financial statements, with respect to the financial statements that the Company is required to publish up to the date determined by law for their publication and the financial data on which they are based (hereinafter: the “Examination Date”), and will be made for the first time on the basis of the financial statements as of June 30, 2016.

The Company will specify in its quarterly and annual statements, as applicable, in the report of the Board of Directors concerning the state of the Company’s business affairs for the relevant period or in the notes to the financial statements, at the Company’s sole discretion, of its compliance or non-compliance with the aforesaid financial covenants and the results of the calculation of the aforesaid financial covenants. For the avoidance of doubt, it is hereby clarified that a deviation of up to five percent (5%) from each of the financial covenants stated above will not be regarded as a breach of the undertakings to comply with the financial covenants as aforesaid.

Moreover, the Company will deliver to the Trustee, no later than seven (7) business days after the publication of each quarterly report as aforesaid, a confirmation and quarterly calculation signed by the most senior financial officer of the Company, concerning the Company’s compliance or non-compliance with the aforesaid financial covenants. The Trustee will rely on the Company’s confirmation and will not be required to perform an additional examination of its behalf, however, the aforesaid does not prejudice the Trustee’s liability under any law.

Should it transpire that the Company’s undertaking for any of the financial covenants as stated in sections 6.7.1 to 6.7.3 above is breached, for the periods determined as aforesaid, then the provisions of section 14 of the terms overleaf in the Bond Certificate will apply, subject to section 14 of the terms overleaf in the Bond Certificate below, as applicable.

6.8	Restrictions on a Distribution

As long as the Series C Bonds are in circulation (i.e., as long as the Series C Bonds have not been repaid or discharged in full in any way whatsoever, including by way of a self-purchase and/or early redemption), the Company undertakes not to make a “ Distribution” as such term is defined in the Companies Law (hereinafter in this section: “Distribution”) of an amount exceeding a percentage of 50% of the Company’s net profit for the period according to its most recent consolidated (quarterly or annual) financial statements that were published by the Company before adopting the decision to make the Distribution, provided that the last date according to applicable law for the publications of the consecutive (quarterly or annual) financial statements has not passed, and provided that such Distribution will not result in the ratio between the Net Financial Debt and the Net CAP, as stated in section 6.7.1 above, exceeding an amount of 70%.

No later than seven business days after the date that the Board of Directors of the Company and/or the general meeting of the Company, as applicable, adopt the resolution regarding the distribution of the dividend, and at least three business days before the actual Distribution, the Company will deliver to the Trustee a written statement from the Company, signed by the most senior financial officer of the Company, regarding its compliance with the aforesaid relevant conditions, as applicable, that are stated in this section 6.7 above. The Trustee will rely on the Company’s approval and will not be required to make an additional examination of its behalf, but the aforesaid does not prejudice the Trustee’s liability under any law.

Subject to the aforesaid, the Company will be entitled to make any Distribution at its sole discretion. For additional restrictions on a Distribution of dividends that apply to the Company, see section 4 of chapter A of the Company’s annual report for 2015, which are in force as of the date of signing this Trust Deed.

6.9	Negative Charge

As long as Series C Bonds will be in circulation (i.e., as long as the Series C Bonds have not been repaid or discharged in full in any way, including by way of a self-purchase and/or early redemption), the Company undertakes that except as stated in section 6.6.5.5 above, it will not sell or charge and/or agree and/or undertake to charge for any obligation of its own or of others, in favor of any third party, participating units of Arko Convenience, as will be held by ACS, in whole or in part, as applicable, without the consent of the Holders of the Series C Bonds, which will be adopted at a meeting of the Holders of the Series C Bonds, at which there are present the Holders of the Series C Bonds who hold in person or by proxy at least fifty percent (50%) of the balance of the par value of the Series C Bonds in circulation, or at a deferred meeting, at which there are present the Holders of Series C Bond who hold in person or by proxy at least twenty percent (20%) of the aforesaid balance, and which is adopted by a majority of the Bondholders who hold at least two thirds (2/3) of the number of votes at the general meeting of the Holders of the Series C Bonds. As of the date of signing this Trust Deed, the Company is the owner of all the (indirect) rights that are attached to the participating units in Arko Convenience and they are not pledged, charged or subject to a lien in favor of anyone else, and there is no restriction or condition that apply by law or agreement to charging them, subject to the charge of the balance of ACS’s shares in favor of the Holders of the series H Bonds and except for a negative charge in favor of the Holders of the series H Bonds. Without derogating from the aforesaid, the Company undertakes that as long as there are Series C Bonds in circulation, Arko Convenience will not take upon itself financial undertakings to third parties that are unrelated to the Company and/or the companies of the group. It should be clarified that the Company’s undertaking as aforesaid is not to charge the participating units of Arko Convenience only, and this undertaking does not prevent the Company from charging its rights to the repayment of shareholders’ loans that the Company advanced to Arko Convenience and the repayment of capital notes that were issued to the Company and/or ACS by Arko Convenience, before making the issuance of the Series C Bonds and/or shareholders’ loans that will be advanced in the future to Arko Convenience, to the extent that any will be advanced, and the repayment of capital notes that will be issued to the Company and/or ACS by Arko Convenience, to the extent that they will be issued, not out of the consideration for the issuance, without this constituting a breach of the negative charge undertaking as stated above.

For the avoidance of doubt, it is emphasized that except as stated above, the Company has the right, at any time, to charge its assets, in whole or in part, with fixed charges, including the creation of floating charges on one or more specific asset/s of the Company in connection with the creation of such fixed charges, and in such a case, the provisions of this section above will not apply. Moreover, apart from as stated above, no restrictions will apply to the Company with respect to imposing charges of various kinds on its property. It is clarified that except for the participating units of Arko Convenience as stated above, nothing stated in this section will restrict the Company from selling its assets and/or businesses. It is further clarified, for the avoidance of doubt, that this section does not restrict the affiliates of the Company (including subsidiaries, investees and affiliates) from making any charges, floating or fixed, on their assets, except with respect to ACS and Arko Convenience as stated above.

6.10	Security Cushion as Collateral for Principal and Interest

The Interest Cushion

6.10.1

For the purpose of guaranteeing the Company’s undertakings to the Holders of the Series C Bonds, the Company undertakes that from the entire consideration of the issuance (as defined in section 6.6.4 above) that will be deposited in the Trust Account, the Company will deposit in the Principal and Interest Cushion Account (as defined in section 6.6.2.2 above) a sum equal to the amount of a semi-annual interest payment (hereinafter: the “Interest Cushion”), which shall serve as collateral for the Holders of the (Series C) Bonds until the full repayment of the Series C Bonds.

6.10.2

After any payment of principal and/or interest, the Interest Cushion will be adjusted to the sum equal to the amount of the next interest payment, according to the balance of the principal of the Series C Bonds in circulation, within 14 days of the date of payment of principal and/or interest as aforesaid. The Company will deliver to the Trustee within the aforesaid period a confirmation of the most senior financial officer of the Company on this matter, together with a detailed calculation. For the avoidance of doubt, it should be hereby clarified that to the extent that the Company will make the payment of principal and/or interest out of the Interest Cushion as aforesaid, the Company undertakes within 14 days of the aforesaid date of payment to deposit in a Principal and Interest Cushion Account the Interest Cushion for the consecutive interest period. The Company will deliver to the Trustee a confirmation of making the aforesaid deposit immediately after making it. Without derogating from the aforesaid, the Company is entitled to use the money deposited in the Interest Cushion to pay the last payment of the principal and/or interest, according to the provisions of this Trust Deed.

6.10.3

It is clarified that in the event the Series C Bond series will be expanded in the future, the Company will deposit, as one of the conditions for the expansion, in a Principal and Interest Cushion Account, the money that will constitute the proportional share of the amount of the Interest Cushion that will apply to the expanded series.

The Principal Cushion

After and subject to the deposit of all the amounts required in the series H Bond principal and interest account under the terms of section 6.10 of the trust Deed for the series H Bonds, the following provisions will apply:

6.10.4

In order to guarantee the Company’s undertakings to the Holders of the Series C Bonds, the Company undertakes that any amount that will be received by the Company from ACS and/or Arko Convenience and/or from GPM will be deposited in a Principal and Interest Cushion Account, up to a sum equal to half the amount of the following payment of principal for the Series C Bonds (hereinafter: the “Principal Cushion”) and will serve as collateral for the Holders of the Series C Bonds until the Series C Bonds are fully repaid. It is clarified that any amount that will be received by the Company as aforesaid in excess of half the amount of the following principal payment will be used by the Company for its current needs and at its sole discretion.

6.10.5

After each payment of principal, and to the extent that an amount equal to the amount of half of the following principal payment for the Series C Bonds does not remain in the Principal Cushion, the Company undertakes that any amount that will be received from ACS and/or Arko Convenience and/or GPM will be deposited in a Principal and Interest Cushion Account, up to a sum equal to half the following payment of principal for the Series C Bonds.

The Company will deliver to the Trustee a confirmation of making such a deposit immediately after it is made. Without derogating from the aforesaid, the Company may use the money deposited in the Principal Cushion for the following payment of principal according to the provisions of this Trust Deed.

6.10.6

It is clarified that a failure to deposit money in the Principal and Interest Cushion Account according to the provisions of this section 6.10 will constitute a ground for demanding immediate repayment of the balance of the Series C Bonds in circulation, as stated in section 14 of the First Addendum to the Trust Deed.

6.10.7

It is clarified that the Company will invest the money in a Principal and Interest Cushion Account at the Company’s sole discretion, provided that the investment will be in Low Risk Investments, as the term is defined in section 6.6.2.1 above.

6.10.8	The Company detail, in its quarterly or annual statements, as applicable, the amounts deposited in the Interest Cushion and the Principal Cushion.

7.	Right to Demand Immediate Repayment and/or Realization of Collateral

For details of a right to demand immediate repayment of the amount due to the Holders under the Bonds and/or to realize collateral, see section 14 of the terms overleaf in the Bond Certificate (First Addendum to the Trust Deed) and the terms stated in such section.

8.	Claims and Proceedings by the Trustee

8.1

In addition to every provision in this Deed and as an independent right and authority, the Trustee will be entitled, at its discretion, and will be obliged if a resolution with the majority required by law is adopted at a meeting of the Bondholders, but subject to giving 30 days’ written notice to the Company, to file all those proceedings, including legal proceedings and motions with the court, as it will deem fit and subject to the provisions of applicable law, in order to protect the rights of the Bondholders under this Trust Deed and to compel the Company to perform its undertakings under this Trust Deed.

8.2

The Trustee will be liable to act as stated in section 8.1 upon a written demand of a meeting of the Holders in a resolution adopted at a general meeting of the Bondholders at which Bondholders who hold at least fifty percent of the balance of the par value of the Bonds are present in person or by proxy, by a majority of the Holders of at least two-thirds of the balance of the par value of the Bonds represented in the vote, or a majority as aforesaid at a deferred holders’ meeting at which holders of the Bonds that hold at least twenty percent of the aforesaid balance are present in person or by proxy, unless it deems that in the circumstances of the situation it is not just or reasonable to do so, and it applies as soon as possible to the appropriate court with a motion to obtain instructions according to law.

8.3

Nothing stated above shall prejudice and/or derogate from the Trustee’s right to file legal and/or other proceedings, whether of its own initiative or upon a demand of Bondholders that will be adopted in a resolution of a Bondholders’ meeting, even if no demand has been made for immediate repayment of the Bonds, all to protect the Bondholders and subject to the provisions of applicable law. Notwithstanding this section 8, the right to demand immediate repayment of the Bonds will arise only under the provisions of section 14 of the terms overleaf in the Bond Certificate (the First Addendum to the Trust Deed) and on the terms stated in that section.

8.4

The Trustee may, before filing proceedings as aforesaid, convene a meeting of the Bondholders in order for them to decide which proceedings to file in order to exercise their rights under the Trust Deed, provided that convening the meeting will not delay the Trustee’s actions in a way that will prejudice the rights of the Bondholders. The Trustee will also be entitled to reconvene meetings of the Bondholders for the purpose of receiving instructions with respect to litigating the aforesaid proceedings. The Trustee’s action will be carried out in such cases without delay and at the first possible and feasible opportunity.

8.5

Subject to the provisions of this Trust Deed, the Trustee is entitled, but not obligated, to convene a meeting of the Bondholders at any time in order to discuss and/or receive its instructions on any matter relating to the Trust Deed, provided that the convening of the meeting will be made by the Trustee in such cases without delay and at the first possible and feasible opportunity.

8.6

The Trustee is entitled, but not obligated, at its sole discretion, to suspend its performance of any action under the Trust Deed in order to apply to a general meeting of the Bondholders and/or the court, until it will receive instructions from a general meeting of the Bondholders and/or instructions from the court as to how to act, provided that this application will not delay the Trustee’s actions in a manner that will prejudice the rights of the Bondholders. Applying to the general meeting of the Bondholders and/or the court will be done in such cases without delay and at the first possible and feasible opportunity. As long as no decision has been made by the court, the Trustee will be subject to the obligations imposed on it under the Trust Deed and under the law.

9.	Trust with Respect to Receivables

Any receivable on account of the Bonds that will be received by the Trustee, except for its fees and the repayment of any debt to it, in any manner whatsoever, including but not limited to, as a result of demanding immediate repayment of the Bonds, and including as a result of proceedings that it will file, if any, against the Company, will be held by it in trust and will be used by it for the following purposes and according to the following order of precedence:

9.1

First, to pay the expenses, payments, charges and liabilities incurred by the Trustee, imposed on it or caused in the course of or as a result of actions to carry out the trust under the terms of this Deed, all of which with respect to the Bonds, provided that they will be reasonable in the circumstances of the case, and to pay the Trustee’s remuneration in a case where the Company did not pay its fees 30 days after the date determined in the remuneration agreement (provided that the Trustee will not receive double remuneration, once from the Company and once from the Bondholders);

9.2	Second, to pay every other amount under the “Indemnification Undertaking” (as this term is defined in section 22 below).

9.3	Third, to pay the Bondholders who incurred payments under section 22.8 below.

9.4

Fourth, to pay the Bondholders of interest in arears and/or principal due to them pari passu and in proportion to the amounts due to each of them without preference or priority with respect to any of them, and without any preference relating to the time of issuance of the Bonds by the Company or in any other manner.

9.5

Fifth, to pay the Bondholders the amounts of principal and/or interest due to them according to the Bonds held by them pari passu, whose date of payment has not yet arrived and in proportion to the amounts due to them, without any preference relating to the time of issuance of the Bonds by the Company or in any other manner.

The Trustee will pay the balance, if exists, to the Company or its assigns, as applicable.

a.	Tax with be withheld from the payments to the Bondholders to the extent that there is an obligation to withhold it under any law.

b.

The payment of the amounts by the Trustee to the Bondholders as aforesaid out of the receivables it received is subject to the rights of other creditors of the Company that have priority or are equal to those of the Bondholders under the law, with respect to the aforesaid receivables, if exit.

9A.	Authority to Demand Payment to the Holders through the Trustee

Subject to the adoption of a resolution by an ordinary majority of the Bondholders, the Trustee is entitled to order the Company in writing to transfer to the Trust Account (for the Bondholders) some of the payment (interest and/or principal) that the Company owes to the Holders for the purpose of financing the proceedings and/or the expenses and/or the Trustee’s remuneration under this Deed. It is clarified that such a transfer from the Company will be made by it only on the dates determined for the payment of principal and/or interest under this Deed, and the aforesaid demand will not bring forward and/or change the payments dates that apply to the Company under this Deed. The Company will only object to an action according to such a notice on reasonable grounds, and the Company will be regarded as having fulfilled its undertakings to the Holders with respect to a payment of principal and/or interest under the provisions of this Deed, on the date of the transfer of the aforesaid amounts that will be on account of principal and/or interest payments to the Bondholders. To the extent that it will be determined after the transfer of the amount of the financing as stated in this section above that the Company was not obligated to finance the matters determined in the meeting’s resolution as aforesaid, the Company will be entitled to a remedy of the non-application of the provisions of this section, in such a manner that a double payment will not be imposed on the Company for the amount of the financing that was advanced as aforesaid, or any other remedy that will be determined. Nothing in the aforesaid will release the Company from its obligation to make payments of expenses and remuneration as aforesaid where it is liable to make them under this Deed or under the law.

10.	Authority to Delay a Distribution of the Money

10.1

Notwithstanding section 9 above, if the financial amount that will be received as a result of filing the aforesaid proceedings and that will be available at any time for Distribution to the Bondholders, as stated in that section, will be less than a NIS 1 million, the Trustee will not be required to distribute it and will be entitled to invest the aforesaid amount, in whole or in part, in investments that are permitted under the Trust Deed and to replace those investments from time to time with other permitted investments, as it deems fit.

10.2

When the aforesaid investments including their profits, together with additional money that will come to the Trustee for the purpose of paying the Bondholders, if any, will reach an amount that will be sufficient in order to pay at least NIS 1 million, the Trustee will be liable to distribute the aforesaid amount to the Bondholders subject to the order of precdence stated in section 9 above. In case that, within a reasonable period of time, the Trustee will not have an amount that will be sufficient to pay at least a NIS 1 million, the Trustee will be entitled to distribute to the Bondholders the money in its possession, or on the next date for the payment of principal and/or interest.

10.3

Notwithstanding the above in this section, if the Trustee will receive a demand to do so in a resolution of an ordinary majority that will be adopted at a meeting of the Bondholders, the Trustee will distribute the amounts received by it as a result of filing the proceedings as aforesaid, even before they have aggregated to a sum that constitutes NIS 1 million, subject to the order of precedence stated in section 9 above. Notwithstanding the aforesaid, the payment of the Trustee’s remuneration and the Trustee’s expenses will be paid out of the aforesaid money immediately when it is accepted by the Trustee, even if it will be less than the sum of NIS 1 million as aforesaid.

11.	Notice of a Distribution and Deposit with the Trustee

11.1

The Trustee will notify the Bondholders of the date and place that any of the payments mentioned in sections 9 and 10 above will be made, in a notice that will be delivered to them in the manner determined in section 23 below, no less than ten days and no more than twenty days in advance. The money distributed as stated in this section 11 will be regarded as a payment on account of the payment of interest and/or principal for the Bonds from that series, under section 9 above.

11.2

After the date determined in the notice, the Bondholders will be entitled to interest for it at the rate determined in the Bond, solely on the balance of the amount of the principal (if exists) after deduction of the amount that was paid or offered for payment as aforesaid.

12.	Refusal to Pay for a Reason not Dependent on the Company; Deposit with the Trustee

12.1

Any amount payable to a Bondholder that was not paid in practice on the date determined for its payment for a reason that is not dependent on the Company, even though the Company was prepared to pay it, will cease to bear interest from the date determined for its payment, and the Holder of the Bonds of that series will be entitled solely to those amounts to which it was entitled on the date determined for payment of such amount on account of the principal and interest.

12.2

The Company will deposit with the Trustee, within 14 days of the date determined for the payment, the amount of the payment that was not paid for a reason that is not dependent on it, and such a deposit will be regarded as discharging that payment by the Company, and in a case of discharging everything due for the Bond, also as redemption of the Bond by the Company.

12.3	The Company will give notice to the Bondholders of the deposit of the money with the Trustee under the provisions of section 23 below.

12.4

The Trustee will invest any such amount in favor of those Bondholders in Trust Accounts in its name and to its order, in investments that are permitted to it under the provisions of section 15 of the Trust Deed (all of which as the Trustee will deem fit and subject to the provisions of applicable law). By so doing, the Trustee will only be liable to the persons entitled to those amounts for the consideration that will be received from the realization of the aforesaid investment less its fees, its expenses and the expenses relating to the aforesaid investment and the management of the Trust Accounts, and less the compulsory payments that apply to the aforesaid Trust Accounts.

12.5

The Trustee will transfer to each Bondholder for the benefit thereof n amounts and/or funds with the Trustee out of such funds that were deposited as aforesaid, in return for presenting such proofs as required by the Trustee to its complete satisfaction and after deduction of its fees, its expenses and all the expenses and compulsory payments that apply to the aforesaid Trust Account, including commissions at the rate that will be customary at that time.

12.6

The Trustee will hold this money and invest it in the aforesaid manner, until one year after the final repayment date of the Bonds. After such date, the Trustee will transfer to the Company the amounts as stated in section 12.5 above (including the profits deriving from their investment) less its fees, its expenses and other reasonable expenses that were incurred under the provisions of this Deed (such as the remuneration of service providers, etc.), to the extent that they will remain in its possession at that time. The Company will hold these amounts in trust for the Bondholders who are entitled to those amounts for six additional years, and in connection with the amounts that will be transferred to it by the Trustee as stated above, the provisions of section 12.3 and 12.4 above will apply, mutatis mutandis. Money that is not demanded from the Company by the Bondholder at the end of seven years of the date determined for the payment will be transferred to the Company, and it will be entitled to use the money that remains for any purpose whatsoever.

12.7

The Company will give the Trustee written confirmation of the return of the aforesaid amounts and of their receipt in trust for the Bondholders as aforesaid, and it shall indemnify the Trustee for damage of any kind whatsoever caused to it as a result of the money having been transferred as aforesaid from the Trustee to the Company, unless the Trustee acted in bad faith and/or maliciously and/or negligently (except for negligence that is exempt under the applicable law as it will be in effect from time to time).

13.	Receipt from the Bondholder and the Trustee; Presentation of Bonds to the Trustee and Registration in connection with Partial Payment

13.1

A receipt from a Bondholder for the amounts of principal and interest that were paid to it by the Trustee or the Company for the Bonds will release the Trustee and the Company completely in connection with the actual making of the payment of the amounts stated in the receipt.

13.2

A receipt from the Trustee regarding the deposit of the amounts of principal and interest with it for the credit of the Bondholders as stated above will be regarded as a receipt from the Bondholder with respect to a complete release of the Company (but not with respect to a release of the Trustee) in connection with the making of the payment of the amounts stated in the receipt.

13.3	Money that was distributed as stated in section 11 above will be regarded as payment on account of the repayment of the Bonds.

13.4

The Trustee will be entitled to demand from the Bondholder that it will present to the Trustee, at the time of paying any interest or a partial payment of principal and interest, the Bond Certificate for which the payments are being made.

13.5	The Trustee will be entitled to write on the Bond Certificate a note regarding amounts that were paid as aforesaid and the date of payment.

13.6

The Trustee will be entitled in any special case, at its discretion, to waive the presentation of the Bond Certificate after the Bondholder has given it a letter of indemnification and/or adequate surety to its satisfaction for damage that may be caused as a result of not writing such a note, all as it deems fit.

13.7	Notwithstanding the aforesaid, the Trustee will be entitled at its sole discretion to keep records in another manner with respect to partial payments as aforesaid.

14.	Application of the Securities Law

The Bonds are subject to the provisions of Israeli law. On any matter that is not mentioned in this Deed and in any case of a conflict between the provisions of the Securities Law that may not be conditioned upon and this Deed, the Parties will act according to the provisions of the Securities Law. In any case of a conflict between the provisions described in the Prospectus in connection with this Deed and/or the Bonds, on the one hand, and the provisions of this Trust Deed, on the other hand, the provisions of this Deed will prevail.

15.	Investment of Money

All the money that the Trustee is entitled to invest according to the Trust Deed will be invested by it, in its name or to its order, in coordination with the Company, in Government Bonds or in daily bank deposits in one of the four largest banks in Israel, at the Company’s choice, subject to any law (which may not be conditioned upon) and the terms of this Trust Deed. By so doing, the Trustee will not be liable to the individuals entitled for those amounts but only for the consideration that will be received from realizing the investments, less its fees and expenses, the commissions and expenses relating to the aforesaid investment and the management of the Trust Accounts, the commissions and deductions of the compulsory payments that apply to the Trust Account, and the Trustee will act with the balance of the aforesaid money according to the provisions of this Deed, as applicable.

16.	The Company’s Undertakings to the Trustee

The Company hereby undertakes to the Trustee, as long as the Series C Bonds have not been repaid in full, as follows:

16.1	To continue conducting its business in a regular and proper manner.

16.2

To keep proper accounting books according to accepted accounting principles, to keep the books, including the documents used as reference and to allow every authorized representative of the Trustee to review, at any reasonable time as arranged in advance with the Company, any such book and/or any such document that the Trustee will wish to review. In this regard, an authorized representative of the Trustee means any individual appointed by the Trustee for the purpose of making such an review, in a written notice of the Trustee that will be delivered to the Company before the aforesaid review that will also include the Trustee’s confirmation that the aforesaid appointed individual is obligated to the Trustee and the Company to keep the confidentiality of the information that will come into his/her possession in his/her actions on behalf of the Trustee.

16.3

To notify the Trustee in writing as soon as reasonably possible after it became aware of any case in which a lien was imposed on the Company’s material assets, and any case in which a receiver, special manager and/or temporary or permanent liquidator was appointed for its main assets and/or a trustee was appointed within the framework of a motion for a stay of proceedings under sections 350 of the Companies Law against the Company, and to give notice to the Trustee of the measures taken (if any) in order to remove the lien or to cancel the receivership, liquidation or management, as applicable.

16.4	To give notice to the Trustee in writing as soon as possible after it became aware of the occurrence of any of the events stated in section 14 of the First Addendum to this Deed.

16.5	To deliver to the Trustee, no later than 30 days after the date of issuancee of a series of Bonds, a payment schedule for the payment of the Bonds (principal and interest) in an Excel file.

16.6

To notify the Trustee in a written notice signed by the most senior financial officer in the Company, within four (4) business days, of the making of each payment to the Bondholders and of the balance of the payments that the Company owes on that date to the Bondholders after the making of the aforesaid payment.

16.7

To deliver to the Trustee, immediately after its delivery, any public report that it is liable to submit to the Israel Securities Authority. An immediate report on the MAGNA system of the Israel Securities Authority and a report that will be published as aforesaid will be regarded as if it were delivered to the Trustee.

16.8

On December 31st of each year, and long as this Deed is in force, the Company will deliver to the Trustee a confirmation signed by the CEO of the Company or the most senior financial officer of the Company or an officer of the Company who has been authorized by it for this purpose (as applicable) that according to the best of its knowledge on the basis of examinations that it has made, in the period from the issuance of the series of Bonds and/or the date of delivering the previous confirmation, as applicable, until the date of delivering the confirmation, there has not been a breach of this Deed by the Company (including a breach of the terms of the Bonds), unless stated expressly to the contrary therein.

16.9

To ensure that the most senior financial officer of the Company will, within a reasonable time, give the Trustee and/or the individuals as directed by it, any explanation, document, calculation or information regarding the Company, its businesses and/or assets that will be reasonably required, at the Trustee’s discretion, to perform its duties and to protect the Bondholders.

16.10

The Company will deliver to the Trustee information concerning the Company that will be essential in order to protect the rights of the Bondholders according to a reasonable written demand of the Trustee, and any information that will be delivered to the Trustee will be kept confidential by it, and it will not make any use of it except in order to carry out its duties as a Trustee under the Trust Deed, including for the purpose of reporting to the Bondholders, provided that the information that will be delivered to the Holders will be on the scope required in order to make a decision and in coordination with the Company. Document and/or information that will be delivered to the Trustee under this section will be delivered on condition that their delivery does not constitute an offense of using Inside Information as defined in the Securities Law, and subject to the undertaking of the Trustee and/or its appointed individual to maintain confidentiality.

16.11	To give a confirmation to the Trustee, upon its demand, that all the payments were made to the Bondholders in full and on time.

16.12	To allow the Trustee to be present at meetings of the Company’s shareholders, without a right to participate and vote at such meetings.

16.13

To give the Trustee the statements and reports stated in section 27 below. In case that the Company will cease to be a Public Company (provided that the Bonds will continue to be listed on the TASE) (according to the meaning of this term in the Securities Law), the Company will deliver to the Trustee the reports stated in section 8(a) of the July 2010 Circular, on the dates stated therein.

16.14

Any report or information that will be published by the Company on the MAGNA system will be regarded as compliance with the terms of this section for the purpose of delivering information to the Trustee.

17.	Additional Undertakings

17.1

After a demand will be made (if any) for immediate repayment of the Bonds, as defined in the First Addendum to the Trust Deed, the Company will carry out, from time to time and at any time as requested to do so by the Trustee, all the reasonable actions in order to allow the exercise of all the authorities given to the Trustee, and in particular the Company will perform the following actions:

17.1.1

It will make declarations and sign all the documents and perform or cause to be performed all the necessary or required actions, according to the Securities Law, for the purpose of giving effect to the exercise of the powers, authorities and authorizations of the Trustee and its attorneys.

17.1.2	It will give all the notices, orders and instructions that the Trustee will regard as reasonably beneficial and will demand so in order to implement the provisions of the Trust Deed.

17.2

For the purposes of this section, a notice in writing signed by the Trustee confirming that an action requested by it, within the framework of its authorities, is a reasonable action will constitute prima facie evidence to that effect.

18.	Other Agreements

Subject to the provisions of the Securities Law and the restrictions imposed on the Trustee according to the law, the performance of the duties of the Trustee under the Trust Deed, or its position as Trustee, shall not prevent it from entering into various contracts with the Company or making transactions with it in the ordinary course of its business, provided that this will not prejudice the fulfillment of the Trustee’s undertakings under the Trust Deed and its qualifications as a Trustee.

19.	The Trustee’s Remuneration

19.1

The Company will pay remuneration to the Trustee for its services, according Annex 19 attached to this Deed. If a Trustee is appointed in place of a Trustee whose office has ended under sections 35B(a1) or 35N(d) of the Securities Law, the Parties will act according to the provisions of section 35E1 of the Law.

19.2

To the extent that under applicable law the Company will be obligated to make a deposit as to guarantee that Company is paying the Trustee’s special expenses, the Company will act according to such provisions.

20.	Special Authorities

20.1

The Trustee is entitled, within the framework of performing the trust’s affairs according to the Trust Deed, to order opinions and/or to seek the advice of any lawyer, accountant, appraiser, valuator, surveyor, realtor or any other expert, and to act in accordance its his conclusions, whether such an opinion and/or advice was prepared at the Trustee’s request and/or by the Company, and the Trustee will not be required to pay and will not make an offset against money due to it with respect to any loss or damage that caused as a result of any act and/or omission that was made by it on the basis of such advice or such an opinion, unless the Trustee acted in bad faith and/or maliciously and/or negligently (except for negligence that is exempt under the applicable law as will be in force from time to time). The Company will pay reasonable remuneration for the appointed the advisors as aforesaid, provided that the Trustee will give the Company notice in advance of its intention of receiving an expert opinion or advice as aforesaid, together with details of the fees required and the purpose of the opinion or advice and that the aforesaid fees do not deviate from the is reasonable and customary and that such an opinion or advice will not be provided by an individual who has a conflict of interest with the Company, provided that the circumstances for the existence or concern of an existence of a conflict of interests will be provided in writing. Moreover, the Trustee and the Company will reach consent regarding a list of no more than three advisors as aforesaid with the relevant reputation and expertise, whom the Trustee will contact to obtain fee proposals for appointments as advisers as aforesaid. The Company will choose one of the submitted proposals and will be entitled to negotiate with the advisers with respect to their proposals. In case that the Trustee and the Company will not reach consent as aforesaid, the Trustee will choose three advisers, the Company will be entitled to negotiate with respect to their proposals and will be obligated to enter into an agreement with one of the three, and the other provisions of this section will apply.

20.2

Any such advice and/or opinion can be provided, sent or received by letter, telegram, facsimile, email and/or any other electronic means for transmitting information, and the Trustee will not be liable for acts that it performed on the basis of advice and/or an opinion or information that was transmitted in one of the aforesaid means, even if it contained errors and/or was not authentic, unless it was possible to discover such errors by a reasonable investigation, and provided that the Trustee did not act negligently and/or in bad faith and/or maliciously (excluding negligence that is exempt under the applicable law as will be in force from time to time).

20.3

Subject to any law, the Trustee will not be liable to give notice to any Party regarding the signing of this Deed and is not entitled to intervene in any way whatsoever in the management of the Company’s business or affairs. Nothing stated in this section will restrict the Trustee in performing the actions it is required to perform under the Trust Deed.

20.4

Subject to any law, the Trustee will exercise the trust, the powers, authorities and authorizations granted to it under this Deed in good faith and at its absolute discretion, in a reasonable manner, and it will not be required to pay or make an offset against money to which it is entitled in connection with any damage caused as a result of an error in discretion as aforesaid, which was made in good faith, unless the Trustee acted in bad faith and/or maliciously and/or negligently (except for negligence that is exempt under the law as will be in force from time to time).

21.	The Trustee’s Authority to Employ Agents

Subject to the Company’s consent in advance, the Trustee will be entitled to appoint agent/s that will act in its stead, whether a lawyer or otherwise, in order to perform or participate in performing special acts that need to be performed in connection with the trust, and to pay reasonable remuneration to any such agent, and without derogating from the generality of the aforesaid, to file legal proceedings or represent it in proceedings of merger or split of the Company. The Company will be entitled to object to the appointment on any reasonable ground, including in a case where the agent is a direct or indirect competitor with the Company’s business and/or has a conflict of interest with the Company, provided that the circumstances for the existence or concern of the existence of such conflict of interest will be submitted in writing. It is clarified that the appointment of an agent as aforesaid does not derogate from the Trustee’s liability for its actions and the actions of its agents. The Trustee will also be entitled to pay, at the Company’s expense, the reasonable fees of any such agent, including by way of an offset against amounts that came into its possession, and the Company will reimburse the Trustee immediately upon its first demand any reasonable expense as aforesaid, all provided that the Trustee gave the Company advance notice of the appointment of such agents, to the extent that possible in the circumstances of the case and to the extent that doing so will not prejudice the rights of the Holders.

22.	Indemnification of the Trustee

22.1

The Company and the Bondholders (on the relevant effective date as stated in section 22.5 below, each for its undertaking as stated in section 22.3 below) hereby undertake to indemnify the Trustee and all its officers, employees, shareholders, agent or expert that it will appoint, provided that there will be no double indemnification or compensation for the same matter (hereinafter: the “Individuals Entitled to Indemnification”):

22.1.1

For any reasonable expense and/or damage and/or payment and/or financial obligation, under a judgment (with respect to which no stay of was granted) or according to a settlement that has ended (and to the extent that the settlement concerns the Company, the Company’s consent was given to the settlement) the cause of action of which relates to actions that the Individuals Entitled to Indemnification performed or that they were liable to perform under the provisions of this Deed, and/or by statute and/or an instruction of a competent authority and/or under a law and/or according to a demand of the Bondholders and/or according to a demand of the Company; and

22.1.2

For remuneration payable to the Individuals Entitled to Indemnification and reasonable expenses that were incurred and/or that will be incurred as a result of the performance and/or exercise of authorities and authorizations under this Deed or under the law, or in connection with such acts, which in their reasonable opinion were necessary for the aforesaid performance;

all of which provided that:

22.1.2.1

The Individuals Entitled to Indemnification will not demand indemnification as aforesaid in advance on a matter that cannot be delayed (without prejudice to their right to demand indemnification after the event, if and to the extent that they will have such a right); and/or

22.1.2.2	The Individuals Entitled to Indemnification acted in good faith and within the course of performing of their duties under this Trust Deed and according to the provisions of the law; and/or

22.1.2.3

It is not determined in an absolute judicial decision that the Individuals Entitled to Indemnification acted negligently (which is not exempt under a law as will be in force from time to time) and/or that acted maliciously;

The indemnification undertaking under this section 22.1 will be referred to as the “Indemnification Undertaking”. “

Even in the event that it is claimed against the Individuals Entitled to Indemnification that they are not entitled to indemnification for any reason, the Individuals Entitled to Indemnification will be entitled immediately upon their first demand to payment of the amount due to them for the indemnification undertaking, but in any event that it will be determined in an absolute judicial decision that the Individuals Entitled to Indemnification (1) acted in bad faith, not within the course of performing their duties, not according to the provisions of the law or the Trust Deed, and/or (2) were negligent in a way that is not exempt under the kaw, and/or (3) acted maliciously, the Individuals Entitled to Indemnification will return the amounts of the Indemnification Undertaking that were paid to them, to the extent that any were paid to them.

22.2

Without derogating from the validity of the ‘Indemnification Undertaking’ in section 22.1 above, whenever the Trustee will be liable under the terms of the Trust Deed and/or by an instruction of a competent authority and/or any law and/or according to a demand of the Bondholders and/or according to a demand of the Company to do any act, including but not limited to, filing proceedings or filing claims at the request of the Bondholders, as stated in this Deed, the Trustee will be entitled to refrain from taking any such action until it will receive, to its satisfaction, a financial deposit to cover the ‘Indemnification Undertaking (hereinafter: the “Financial Deposit”), as follows: to the extent that it is required to do so by the Company under the provisions of the law and the provisions of this Deed, the Company will deposit the Financial Deposit. To the extent that it is required to do so by the Bondholders under the provisions of the law and the provisions of this Deed, or in a case that the Company will not deposit the amount of the Financial Deposit, the Trustee will contact the Bondholders who held Bonds on the effective date (as stated in section 22.5 below) with a request that they will deposit in its possession the aforesaid amount, each according to its ‘Proportional Share’ (as this term is defined below). Should the Bondholders not deposit in practice the entire amount of the ‘Financial Deposit,’ the Trustee will not have any obligation to perform the relevant action or file the relevant proceedings. Nothing in the aforesaid shall exempt the Trustee from performing an urgent action that is required in order to prevent a material harm to the rights of the Bondholders. The Trustee is competent to determine the amount of the Financial Deposit and will be entitled to act again to create an additional deposit as aforesaid, from time to time, in the amount to be determined by it.

22.3	The ‘Indemnification Undertaking’:

22.3.1

Will apply to the Company in any case of (1) actions that were performed and/or required to be performed under the terms of the Trust Deed or in order to protect the rights of the Bondholders; and (2) actions that were performed and/or required to be performed at the Company’s request. It is clarified that to the extent that the actions were performed at the request of the Bondholders, not as a result of a breach of the Trust Deed by the Company or because of the occurrence of one of the events for demanding immediate repayment as stated in section 14 of the First Addendum, then in such a case the Indemnification Undertaking will apply only to the Bondholders and not to the Company.

22.3.2

Will apply to the Holders who held the Series C Bonds on the effective date (as stated in section 22.5 below) in any case of (1) actions that were performed and/or required to be performed at the Bondholders’ request, and (2) non-payment by the Company of the amount of the ‘Indemnification Undertaking’ that applies to it under section 22.3.1 above and/or the amount of the Financial Deposit.

22.4

In any case that (a) the Company will not pay the amounts required to cover the ‘Indemnification Undertaking’ and/or it will not deposit the amount of the Financial Deposit, as applicable; and/or (b) the Indemnification Undertaking applies to the Holders by virtue of the provisions of section 22.3.2 above and/or the Holders were called upon to deposit the amount of the ‘Financial Deposit’ under section 22.2 above, the following provisions will apply:

22.4.1	The money will be paid in the following manner:

22.4.1.1

First, the amount will be financed out of the interest and/or principal money that the Company is liable to pay to the Bondholders after the date of the required action, and the provisions of section 11 above will apply;

22.4.1.2

Second, to the extent that in the Trustee’s opinion, the amounts deposited in the Financial Deposit will not be sufficient to cover the ‘Indemnification Undertaking,’ the Holders that held the Bonds on the effective date (as stated in section 22.5 below) will deposit with the Trustee, each according to its Proportional Share (as this term is defined), the amount that is lacking. The amount that each Holder will deposit will bear annual interest at a rate equal to the fixed interest on the Bonds (as stated in the First Addendum) and will be paid with priority as stated in section 22.8 below.

Its “Proportional Share” means the proportional share of the Bonds that the Holder held on the relevant effective date as stated in section 22.5 below out of the total par value in circulation at that time (less Bonds held by a Related Holder (as this term is defined in section 26.31 below). It is clarified that the calculation of the Proportional Share will remain fixed even if after that date there will be a change in the par value of the Bonds in the Holder’s possession.

22.5	The effective date for determining the liability of the Bondholders in the ‘Indemnification Undertaking’ and/or the payment of the Financial Deposit is as follows:

22.5.1

In any case where the ‘Indemnification Undertaking’ and/or the payment of the ‘Financial Deposit’ are required because of a decision or urgent action that are required in order to prevent material harm to the rights of the Bondholders, without a prior resolution of a meeting of the Bondholders, the effective date for the liability will be the end of the trading on the day of performing the action or making the decision, and if that day is not a trading day, the previous trading day.

22.5.2

In any case where the ‘Indemnification Undertaking’ and/or the payment of the ‘Financial Deposit’ are required because of a resolution of a meeting of the Bondholders, the effective date for the liability will be the effective date for participation at the meeting (as this date is determined in the notice of the meeting) and will also apply to a Holder who was not present at or did not participate in the meeting.

22.6	A payment by the Holders instead of the Company of any amount for which the Company is liable under this section 22 shall not release the Company from its obligation to make the aforesaid payment.

22.7

Without derogating from this section 22, it is hereby clarified that the Bondholders will participate in the financing of the Trustee’s remuneration and the reimbursement of its expenses according to the provisions of this section 22 of the Trust Deed.

22.8	With respect to the priority of repaying the Holders who made payments under this section out of receivables in the Trustee’s possession, see section 9 above.

23.	Notices

23.1

Any notice of the Company and/or the Trustee to the Bondholders will be given by reporting on the MAGNA system of the Israel Securities Authority; the Trustee is entitled to instruct the Company as required, and the Company will be liable to report without delay on the MAGNA system on behalf of the Trustee any report with the wording as will be delivered in writing by the Trustee to the Company, provided that the Trustee will act within the framework of this section to the extent that possible by prior arrangement with the Company, and the Company will have the right under any law to express its position, as applicable. And in the cases stated below only, additionally by publishing a notice in two daily newspapers with a large circulation that are published in Israel in Hebrew: (a) an arrangement or settlement under section 350 of the Companies Law; (b) a merger. Any notice that will be published or sent as aforesaid will be deemed to have been delivered to the Bondholder on the date of its publication as aforesaid (on the MAGNA system or in the newspapers, as applicable).

23.2

Any notice or demand of the Trustee to the Company may be given by a letter that will be sent by registered mail to the address stated in the Trust Deed, or to another address of which the Company will give notice to the Trustee in writing, or by sending it by facsimile or by a courier and/or by email, and any such notice or demand will be regarded as if it were received by the Company: (1) in a case of sending it by registered mail, three business days after the date of delivering it to the post office; (2) in a case of sending it by facsimile (plus telephone verification of its receipt) and/or by email – one business day after the day on which it was sent; (3) and in a case of sending it by courier – when it is delivered by the courier to the addressee or offered for receipt to the addressee, as applicable.

23.3

Any notice or demand of the Company to the Trustee may be given by a letter that will be sent by registered mail to the address stated in the Trust Deed, or to another address of which the Trustee will give notice to the Company in writing, or by sending it by facsimile or by a courier and/or by email, and any such notice or demand will be regarded as if it were received by the Trustee: (1) in a case of sending it by registered mail, three business days after the date of delivering it to the post office; (2) in a case of sending it by facsimile (plus telephone verification of its receipt) and/or by email – one business day after the day on which it was sent; (3) and in a case of sending it by courier – when it is delivered by the courier to the addressee or offered for receipt to the addressee, as applicable.

24.	Changes in the Trust Deed, Waiver and Settlement

24.1

Subject to the provisions of the Securities Law and the regulations enacted thereunder, the Trustee will be entitled, from time to time and at any time, or in any other event, if it is persuaded that this does not harm the Bondholders, to waive any breach and/or non-

fulfillment of any of the terms of the Bonds or the Trust Deed by the Company that do not relate to the terms of payment of the Bonds, the grounds for demanding immediate repayment, the collateral that was given to the Bondholders, the financial covenants and the reports that the Company is liable to give to the Trustee, the provisions of this section 24.1 will not apply to a change of the identity of the Trustee or its remuneration in the Trust Deed, for the purpose of appointing a Trustee instead of a Trustee whose office has ended as stated in section 3.3 above.

24.2

Subject to the provisions of the Securities Law and the Companies Law and the regulations enacted thereunder, including section 350 of the Companies Law, and with prior approval that will be obtained from a meeting of the Bondholders, at which the Holders of at least fifty percent (50%) of the balance of the par value of the Bonds were present in person or by proxy, or at a deferred meeting, at which the Holders of at least twenty (20%) percent of the aforesaid balance were present in person or by proxy, and which was adopted by a majority of the Holders of at least two thirds (2/3) of the balance of the par value of the Bonds who took part in the meeting, the Trustee will be entitled, whether before or after the principle of the Bonds will be repayable, to settler with the Company in connection with any right or claim of the Bondholders or any of them, and to agree with the Company to any arrangement of their rights, including to waive any right or claim of it and/or of the Bondholders or any of them against the Company, all of which if it is not a settlement according to the meaning thereof in section 350Q of the Companies Law.

24.3	The terms of the Trust Deed and/or the terms of the Bonds may be changed if one of the following is fulfilled:

24.3.1

The Trustee was persuaded that the change does not harm the rights of the Bondholders, and except for a change that relates to the dates and payments under the Bonds, the grounds for demanding immediate repayment, the collateral that was given to the Bondholders, the financial covenants and the reports that the Company is required to give to the Trustee, the provisions of this section 24.3.1 will not apply to a change of identity of the Trustee or its remuneration in the Trust Deed, for the purpose of appointing a Trustee instead of a Trustee whose office has ended as stated in section 3.3 above. The proposed change was approved in a resolution that was adopted at a meeting of the Bondholders at which the Holders (in person or by proxy) of at least fifty percent (50%) of the balance of the par value of the Bonds of that series were present, by a majority of the Bondholders who hold at least two thirds (2/3) of the balance of the par value of the Bonds represented in the vote, or with such a majority at a deferred meeting of the Holders, at which the Holders (in person or by proxy) of at least twenty percent (20%) of the aforesaid balance were present.

24.4	The Company will deliver to the Bondholders a notice by means of an immediate report about any change as aforesaid according to section 24.1 or 24.3.1 above, as soon as possible after making it.

24.5

In any case thar the Trustee’s right under this section is exercised, the Trustee will be entitled to demand that the Bondholders deliver to it or the Company the Bond Certificates, for writing a note on them regarding any settlement, waiver, change or amendment as aforesaid, and at the Trustee’s demand, the Company will write such a note. In any case where the Trustee’s right under this section is exercised, it will give such notice in writing to the Bondholders within a reasonable time.

25.	Register of the Bondholders

25.1	The Company will keep and manage at its registered office a register of the Bondholders according to the provisions of the Securities Law, which will be available for the review of any person.

25.2	The Company is entitled to close the register occasionally for a period or periods that will not jointly exceed thirty days each year.

25.3

The Company will not be liable to record any notice in the register about an express, implied or conjectured trust, or a pledge or charge of any kind whatsoever or any equitable right, claim or offset or any other right relating to the Bonds. The Company will only recognize the ownership of the individual in whose name the Bonds were registered, provided that the lawful heirs, the administrator of the estate or the executor of the will of the registered owner and any person who will be entitled to the Bonds as a result of the bankruptcy of any registered owner (and if the owner is a corporation, as a result of its liquidation) will be entitled to be registered as the owner thereof, after providing reasonable proofs that will be sufficient to prove its right to be registered as the owner thereof.

26.	Meetings of the Holders

Subject to the provisions of the Securities Law and this Trust Deed, the convening of a meeting of the Bondholders, the manner of conducting it and various conditions relating to it will be as stated below:

Convening a Meeting

26.1

The Trustee will convene a meeting of Bondholders if it sees a need to do so, or upon a written request of one or more Holders of a particular series that hold at least five percent (5%) of the balance of the par value of the Bonds of that series. In the event that the individuals requesting the convening of the meeting are Bondholders, the Trustee will be entitled to demand indemnification from the individuals making the request, including in advance, for the reasonable expenses involved therein.

26.2

The Company is entitled to convene the Bondholders to a meeting of the Bondholders. If the Company convenes such a meeting, it is required to send a written notice to the Trustee of the place, date and time when the meeting will be convened and the matters that will raised for discussion at it.

26.3

A Trustee will convene a Bondholders’ meeting within 21 days of the date on which the demand to convene it was submitted to it, for the date stipulated in the invitation, provided that the date of holding it will not be earlier than seven days or later than 21 days after the date of convening it; however, the Trustee may bring the holding of the meeting forward to at least one day after the date of the invitation, if it believes that this is required in order to protect the rights of the Holders and subject to the provisions of section 26.17 below; (if it does so, the Trustee will explain in the report of the convening of the meeting the reasons for bringing forward the date of holding it).

26.4	The Trustee may change the date of holding the meeting.

26.5

In case that the Trustee did not convene a meeting of Bondholders at the request of a Bondholder within the period stated in section 26.3 above, the Bondholder may convene the meeting, provided that the date of holding it will be within 14 days from the end of the period for the convening of the meeting by the Trustee, and the Trustee will bear the costs that the Bondholder incurred in connection with convening the meeting.

26.6	If a meeting of the Bondholders did not take place as stated in section 3.3 or 26.1 above, the court may, at the request of a Bondholder, order it to be held.

26.7	If the court makes such an order, the Trustee will pay the reasonable costs incurred by the applicant in the proceeding in the court, as determined by the court.

26.8

Where it is not practically possible to hold a meeting of Bondholders or to conduct it in the manner as determined for this purpose in the Trust Deed or the Securities Law, the court may, at the request of the Company, a Bondholder who is entitled to vote at the meeting or the Trustee, order that a meeting will be held and conducted in the manner determined by the court, and it may give supplementary instructions for this purpose, as it deems fit.

Defects in Holding a Meeting

26.9

The court may, at the request of a Bondholder, order the cancellation of a resolution that was adopted at a meeting of Bondholders that was held or conducted without the conditions determined for this purpose under the Securities Law or this Deed being fulfilled.

26.10

A resolution that was adopted at a meeting that was convened as aforesaid will not be disqualified because notice of it was erroneously not given to all the Holders, or a notice as aforesaid was not received by all the Holders of the Bonds in circulation. If the defect in convening the meeting relates to a notice regarding the place of convening the meeting or its time, a Holder who came to the meeting will not be entitled, despite the defect, to demand the cancellation of the decision.

Notice of the Holding of a Meeting

26.11

Notice of a meeting of the Bondholders will be published in accordance with the provisions of the Securities Law and its regulations that will be in force from time to time and will be given to the Company by the Trustee.

26.12	The notice of convening the meeting will include the agenda, the proposed resolutions and arrangements regarding voting in writing under the provisions of section 26.25 below.

Agenda at a Meeting

26.13

The Trustee will determine the agenda at a Bondholders’ meeting and it will include matters for which the holding of a Bondholders’ meeting is required under sections 3.3 and/or 26.1 above, as well as a matter that will be requested as stated in section 26.1 at the request of a Holder.

26.14

One or more Holders that hold at least five percent (5%) of the balance of the par value of a Series of Bonds may request that the Trustee include a matter on the agenda of a meeting of Bondholders that will be held in the future, provided that the matter is suitable to be discussed at such a meeting.

26.15	At a Holders’ meeting, resolutions will only be adopted on matters that were stated in the agenda.

Place of Holding a Meeting

26.16

A Bondholders’ meeting will be held in Israel at the Company’s offices or at another place of which the Trustee will give notice. The Trustee may change the address for holding the meeting, and in a case where changing the address for holding the meeting was made without the Company’s consent, the Company will not pay the costs of holding the meeting.

The Effective Date for the Ownership of the Bonds

26.17

Bondholders who are entitled to participate and vote at a meeting of the Bondholders are the Holders of the Bonds on the date that will be determined in the decision to convene a Bondholders’ meeting, provided that this date will not be more than three days before the date of holding the Bondholders’ meeting or less than one day before the date of the meeting.

Chairman of the Meeting

26.18	At every Bondholders’ meeting, the Trustee or whoever it appointed shall serve as the chairman of that meeting.

26.19

The Trustee will prepare minutes of the Bondholders’ meeting and will keep them at its registered office for a period of seven (7) years from the date of the meeting. The minutes of the meeting can be made by way of recording. The minutes, to the extent that they are made in writing, will be signed by the chairman of the meeting or by the chairman of the following meeting. Any minutes that are signed by the chairman of the meeting constitute prima facie evidence of what is stated therein. The register of minutes will be kept by the Trustee as aforesaid and will be available for review by the Bondholders during working hours and by prior arrangement, and a copy of it will be sent to every Bondholder who so requests.

26.20

A declaration of the chairman of the meeting that a resolution at a Bondholders’ meeting was adopted or rejected, whether unanimously or with a stated majority, will constitute prima facie evidence of what is stated in it.

Quorum; Deferred or Adjourned Meeting

26.21	A meeting of the Bondholders will start by the chairman of the meeting after it has determined that there is the quorum as required for any of the matters on the agenda of the meeting as follows:

26.21.1

The quorum required for starting a meeting of the Bondholders will be the presence of at least two Bondholders, who are present in person or by proxy and hold at least twenty-five (25%) of the voting rights, within half an hour of the time scheduled for starting the meeting, unless another requirement is determined in this Trust Deed or the Securities Law.

26.21.2

If a quorum is not present at a Bondholders’ meeting half an hour after the time scheduled for starting the meeting, the meeting will be deferred to another date that will not be earlier than two business days after the effective date that was determined for holding the original meeting or one business day, if the Trustee thinks that such is required in order to protect the Bondholders’ rights; if the meeting is deferred, the Trustee will state the reasons for this in the report of the convening of the meeting.

26.21.3

If a quorum is not present at the deferred Bondholders’ meeting as stated in section 26.21.2 above, half an hour after the time scheduled for it, the meeting will take place with any number of participants whatsoever, unless another requirement is provided in the Securities Law.

26.21.4

Notwithstanding section 26.21.3 above, if a Bondholders’ meeting is convened at the request of Bondholders who hold at least five percent (5%) of the balance of the par value of the Bonds in circulation (as stated in section 26.1 above), the deferred Bondholders’ meeting will take place only if at least the number of Bondholders required to convene a meeting as aforesaid are present (i.e., at least five percent (5%) of the balance of the par value of the Bonds in circulation).

26.22

According to a decision of the Trustee or a decision of an ordinary majority of the individuals voting at a meeting where there is a quorum, the meeting (hereinafter: the “Original Meeting”), the discussions or the adoption of a resolution on a matter stated on the agenda will be adjourned from time to time to another date and place that will be determined as the Trustee or the meeting as aforesaid will decide (hereinafter: “Adjourned Meeting”). At an Adjourned Meeting, only a matter that was on the agenda and with respect to which no decision was made will be discussed.

26.23

The Trustee may declare that the Original Meeting and/or an Adjourned Meeting will be split into class meetings for the purpose of discussions. The determination of the classes will be subject to the sole discretion of the Trustee.

26.24

If a Holders’ meeting is deferred without changing its agenda, invitations will be issued for the new date for the Adjourned Meeting, as soon as possible and no later than 12 hours before the Adjourned Meeting; the aforesaid invitations will be given according to sections 26.11-26.12 above.

Participation and Voting

26.25	A Bondholder may vote at a Bondholders’ meeting, in person or by proxy, and in a voting form in which it will state the manner of his vote, according to the provisions of section 26.28 below.

26.26	A resolution at the Bondholders’ meeting will be adopted by a vote count.

26.27

The chairman of the meeting may determine that votings will take place during the meeting or by means of voting slips that will be submitted after it ends, at a time that will be determined by it. In a case where it is determined that the voting will be by a voting slip, the chairman of the meeting will give notice of this to the Bondholders, in a notice according to the provisions of section 23 of the Trust Deed, which will include the required details, including by way of reference. The Trustee may extend or shorten the voting times by means of a voting slip and will give such notice to the Bondholders according to the provisions of section 23 of this Trust Deed.

26.28

A Bondholder may vote at a meeting, by way of a show of hands, a voting slip as stated in section 26.27 above or by way of a voting form that will be sent by the Trustee to all the Bondholders; a Bondholder may state the manner of its vote in the voting form and send it to the Trustee.

A voting form in which a Bondholder stated the manner of its vote, which was received by the Trustee by the last date so determined, will be regarded as being present at the meeting for the purpose of constituting the quorum as stated in section 26.21 above.

A voting form that was received by the Trustee as aforesaid with regard to a specific matter regarding which no vote took place at the Bondholders’ meeting will be regarded as abstaining in a vote at that meeting regarding a decision about the holding of a deferred Bondholders’ meeting under the provisions of section 26.22 above, and it will be counted at the deferred Bondholders’ meeting that will take place according to the provisions of sections 26.22 or 26.21.3 above.

26.29	Each NIS 1 par value of the Bonds represented in the voting will entitle one vote in the voting.

26.30	A Bondholder may vote for some of the Bonds in its possession, including voting with some of them for a proposed resolution and with others against it, all as it deems fit.

26.31	A Related Holder will not be taken into account for the purpose of determining the quorum at a Bondholders’ meeting, and its votes will not be included in the vote count at the aforesaid meeting.

Decisions

26.32	In a vote, the resolutions of a Bondholders’ meeting will be adopted by an ordinary majority, unless determined otherwise in the Trust Deed or the Law.

26.33	The number of votes participating in a vote shall not include the votes of individuals abstaining from such vote.

26.34	The following matters will be adopted at a Bondholders’ meeting by a majority that is not an ordinary majority.

26.34.1	A change, including an addition and/or amendment, to the provisions of the Trust Deed, as stated in section 24 of this Deed.

26.34.2	Demanding the immediate repayment of the Bonds, according to the terms of the Trust Deed, as stated in section 14 of the First Addendum.

26.34.3	Any other matter with respect to which it is determined in the Trust Deed or the Law that it is subject to a resolution with a majority that is not an ordinary majority.

26.34.4	A resolution regarding claims and proceedings by the Trustee, as stated in section 8 above.

26.34.5	A resolution regarding the replacement of a Trustee will be adopted with a majority of at least fifty percent (50%) of the unpaid balance of the Bonds in circulation.

Voting and Actions through a Proxy/Representative

26.35

A proxy appointment form appointing a proxy will be in writing and will be signed by the appointer or by his attorney that has proper authorization to do so in writing. If the appointer is a corporation, the appointment will be made in writing and will be signed with the corporation’s stamp, together with the signature of the authorized signatories of the corporation.

26.36	A proxy appointment form will be prepared in any form that will be acceptable to the Trustee.

26.37	A proxy does not need to be a Bondholder.

26.38

A proxy appointment form and the power of attorney and any other certificate on the basis of which the proxy appointment form was signed or a certified copy of a power of attorney will be delivered to the Trustee by the date of convening the meeting, unless determined otherwise in the notice convening the meeting.

26.39	The Trustee will participate in the meeting through its employees, its officer, its officeholders or another individual that will be appointed by it, but it will not have a voting right.

26.40

The Company and any other person or other persons that will be permitted to do so by the Trustee will be entitled to be present at meetings of the Bondholders without a voting right, unless determined otherwise by the Bondholders, by an ordinary resolution adopted by them at such meeting. It is clarified that the Company may participate at the beginning of a meeting in order to express its position on any matter on the agenda of the meeting and/or to present a certain matter (as applicable), according to its choice.

Contacting the Bondholders

26.41

The Trustee, and one or more Holders that have at least five percent (5%) of the balance of the par value of the Bonds in circulation, through the Trustee, may contact the Bondholders in writing in order to convince them with respect to the their voting on one of the matters being raised for discussion at that meeting (hereinafter: Position Paper”).

26.42

If a Bondholders’ meeting is convened under section 26.1 above, a Bondholder may contact the Trustee and ask it to publish, according to the provisions of section 26.11 of this Deed, a Position Paper on its behalf to the other Bondholders.

26.43

The Trustee or the Company may send a Position Paper to the Bondholders, in response to a Position Paper that was sent as stated in sections 26.41-26.42 above, or in response to another communication to the Bondholders.

Examination of Conflicts of Interest

26.44

If a Bondholders’ meeting is convened, the Trustee will examine the existence of conflicts of interest among the Bondholders, between an interest arising from their holding of the Bonds and another interest that they have, as the Trustee will determine (in this section – “Another Interest”), according to Annex 26.44 attached to this Deed; the Trustee may demand from a Bondholder who participates in a Bondholders’ meeting to notify it, before the vote, of any Other Interest that it has and whether it has a conflict of interest as aforesaid.

26.45

When counting the votes in a voting that takes place at a Bondholders’ meeting, the Trustee will not take into account the votes of Holders who did not respond to its demand as stated in section 26.44 above or of Holders with respect to whom it found that there is a conflict of interests as stated in section 26.44 above (in this section – “Holders with a Conflicting Interest”).

26.46

Notwithstanding section 26.45 above, if the amount of holdings of the persons participating in the voting, who are not Holders with a Conflicting Interest, is less than five percent (5%) of the balance of the par value of the Bonds of that series, the Trustee will also take into account when counting the votes in the voting the votes of the Holders with a Conflicting Interest.

Convening of a Bondholders’ Meeting for the Purpose of Consultation

26.47

The provisions of sections 26.1-26.13 above do not derogate from the Trustee’s authority to convene a Bondholders’ meeting, if it sees a need to consult with them; in an invitation to such a meeting, no details will be given of the matters on the agenda and the date of holding it will be at least one day after the date of convening it.

At such a meeting, no voting will take place, not resolutions will be adopted and the provisions of sections 26.1, 26.11, 26.12, 26.21, 26.22, 26.24, 26.25-26.38 and 26.42 will not apply to it.

27.	Reporting to the Trustee

The Company will deliver to the Trustee, at its request, as long as all the Bonds have not been repaid in full:

27.1

Audited financial statements of the Company for the financial year ending on December 31 of the previous year, shortly after they are published by the Company (whether the Company is a private company or a reporting corporation) and in any case no later than the date determined by law for their publication. The publication of the statements on MAGNA will be regarded as delivering them to the Trustee.

27.2

Any interim financial statement of the Company, shortly after its publication by the Company and in any case no later than the date determined by law for its publication, together with a review of an accountant regarding such financial statement, whether the Company is a private company or a reporting corporation, to the extent that it exists. The publication of the statements on MAGNA will be regarded as delivering them to the Trustee.

27.3

A confirmation of the Company’s accountant and/or the Company’s comptroller regarding the making of the payment of interest and/or principal and the date thereof to the Bondholders and the balance of the par value of the Bonds in circulation, within seven business days after the Trustee will request such a confirmation in writing from the Company.

27.4	A copy of each document that the Company sends to the Bondholders.

28.	Confidentiality

28.1

Subject to the provisions of applicable law and this section below, the Trustee undertakes, by signing this Deed, to protect the confidentiality of any information that is given to it by the Company, not to disclose it to another nor to make any use of it, unless its disclosure or the use of it is required in order to perform its duties under the law, under the Trust Deed or according to a court order.

28.2

The aforesaid confidentiality undertaking will not apply to any part of the information that is in the public domain (except for information that becomes the public domain because of a breach of this confidentiality undertaking).

29.	Exclusive Jurisdiction

The only court competent to discuss the related matters and the Bond attached hereto as its annex will be the competent court in Tel-Aviv-Jaffa.

30.	General

Without derogating from the other provisions of this Deed and the Bond, any waiver, extension, discount, silence or failure to act (hereinafter: the “Waiver”) on the part of the Trustee with respect to the non-performance or partial performance or incorrect performance of any of the undertakings to the Trustee under this Deed and the Bond, will not be regarded as a Waiver by the Trustee of any right, but rather as a limited consent to the special occasion with respect to which it was given. Without derogating from the other provisions of this Deed and the Bond, any change in the undertakings to the Trustee requires the prior written consent of the Trustee. Any other consent, whether oral or by way of a waiver or failure to act or in any other way that is not in writing will not be regarded as any consent whatsoever. The Trustee’s rights under this agreement are independent and unconditional on one another, and are in addition to any right that the Trustee has or will have under any law and/or agreement (including this Deed and the Bond).

31.	Addresses

The address of the Parties will be as stated in the preamble to this Deed, or any other address of which an appropriate notice will be given in writing to the other Party.

32.	Authorization for MAGNA

By signing this Deed, the Trustee authorizes each of the authorized signatories of the Company to report on its behalf on the MAGNA system that it has entered into this Deed and signed it.

In witness whereof, the Parties have signed below:

/s/ Efrat Hybloom /s/ Irit Aviram	/s/ Dan Avnon

Arko Holdings Ltd.	Hermetic Trust (1975) Ltd.

I the undersigned, Arnon Mainfeld, Adv. confirm that this Trust Deed was signed by Efrat Hybloom and Irit Aviram, whose signatures bind Arko Holdings Ltd. with respect to this Trust Deed.

/s/ Arnon Mainfeld, Adv.

Arnon Mainfeld, Adv.

I the undersigned, Idan Knobel, Adv. confirm that this Trust Deed was signed by Dan Avnon, whose signature binds Hermetic Trust (1975) Ltd. with respect to this Trust Deed.

/s/ Idan Knobel, Adv.

Idan Knobel, Adv.

Annex 3

Duties of the Trustee

Regular Duties

1.

An examination on the basis of the Company’s reports that were published on the MAGNA system of the Israel Securities Authority (hereinafter: the “Company’s Public Reports”) and on the basis of the confirmations and documents that will be delivered by the Company to the Trustee according to the provisions of this Deed:

1.1	That the payments of principal and interest by the Company were made on time.

1.2

That the uses that the Company makes of the consideration of the issuance comply with the goals determined for this purpose in this Deed and/or in the chapter relating to the designated use of the consideration in the issuance Prospectus, to the extent that such were determined.

1.3	That the Company complies with the milestones determined in this Deed for its operations, to the extent that such were determined.

1.4	Whether any of the grounds for demanding immediate repayment are fulfilled on the basis of the Company’s Public Reports.

2.	Convening Bondholders’ meetings under the provisions of section 26 of the Trust Deed.

3.	Being present (including by electronic means) at meetings of the Company’s shareholders.

4.	Preparation of an annual report regarding the trust interests and making it available for the inspection of the Bondholders, and preparing additional reports as required under the law.

5.

Notifying the Bondholders of a material breach of this Deed by the Company shortly after the breach becomes aware to it and notifying of the measures that it took to prevent it or to ensure the performance of the Company’s undertakings, as applicable.

Special Duties

6.	Performing all the actions that are required in order to ensure the undertakings of the Company to the Bondholders, including –

(1)

Performing all the actions required to ensure the validity of collateral that the Company gave or a third party gave in favor of the Bondholders (if and to the extent that such was given), before money will be paid on account of the Bonds; the Trustee is responsible to the Bondholders for ensuring that the aforesaid collateral will be described fully and accurately in the Prospectus on the basis of which the Bonds were offered;

(2)

An examination, from time to time and at least once a year, of the validity of the collateral stated in paragraph (1). It is clarified that the Trustee is entitled, if it thinks that this is needed for the purpose of the aforesaid examination, to examine the assets of the Company that are charged in favor of the Bondholders;

(3)	An examination of the Company’s compliance with its undertakings to the Bondholders.

7.	An examination on the basis of the Company’s Public Reports and on the basis of the confirmations and documents that will be delivered by the Company to the Trustee under the provisions of this Deed:

7.1	That the Company is complying with all of its undertakings that are determined in this Deed.

7.2	If there is a change in the rating of the Company or the rating of the Bonds, to the extent that such are rated.

7.3	If there is a change in the registration of the charges that were registered under the provisions of the Trust Deed, to the extent that such were registered.

8.

To implement the resolutions of the meeting of Bondholders that impose an obligation on the Trustee and to perform all the proceedings and actions required to protect the rights of the Bondholders subject to the Trustee being given the finance required for their implementation and performance, to the extent that required.

9.	To perform urgent actions that are required in order to prevent material harm to the rights of the Bondholders in such cases that it is not possible to wait for a meeting to be held.

10.	To examine the feasibility of holding negotiations with the Company in such case that the Company intends to contact the Bondholders with requests or proposals.

11.

In a case that the Trustee thinks that there is a reasonable concern that the Company will be deprived of the ability to comply with its existing and anticipated undertakings when the time for performing them is due, to examine the circumstances that give rise to such a concern and to act to protect the Bondholders in the manner that it deems appropriate; and it is also entitled, inter alia –

11.1

To examine whether the aforesaid circumstances derive from actions or transactions that the Company performed, including a Distribution as defined in the Companies Law, which were performed in breach of the law; however, the Trustee will not make such an examination if an expert was appointed for the Bondholders in the Bonds according to the meaning thereof in section 350R of the aforesaid law, whose duty it is to do so;

11.2	To hold negotiations, on behalf of the Bondholders, with the issuer to change the terms of the Bonds;

11.3

In this regard, the holding of a meeting of the Bondholders by the Trustee in order to obtain instructions as to how to act will not be regarded as a breach of its obligations, provided that the holding of the meeting does not materially harm the rights of the Bondholders or the Company and its operations.

11.4

If a meeting of the Bondholders was convened as stated in section 11, and a resolution was lawfully adopted at such meeting, the Trustee will act according to such resolution; if it did so, its action according to that resolution will be regarded as complying with the provisions of this section relating to the resolution.

12.	To pay the Bondholders money out of the security cushions that were deposited with the Trustee for this purpose as determined in the Trust Deed, to the extent that such a cushion was deposited.

13.

To allow the replacement of collateral, to the extent that the Trust Deed expressly permits this, according to the mechanism determined in the Trust Deed, to the extent that such a mechanism was determined, or according to law.

14.	To release collateral, to the extent that the Trust Deed expressly permits this, according to the mechanism determined in the Trust Deed, to the extent that such a mechanism was determined.

15.	To distribute to the Bondholders, according to and as determined in this Deed, money that the Bondholders are entitled to receive which has come into the Trustee’s possession.

16.	The performance of every act required by law, including according to Amendments 50 and 51 of the Securities Law.

Annex 19 – The Trustee’s Remuneration Agreement

Remuneration and Covering the Trustee’s Expenses

1.	The Company will pay remuneration to the Trustee for its services, according to the Trust Deed, as stated below:

1.1	An annual payment for the whole trust year in which the Trustee acted as Trustee for the Bonds, in a sum of NIS 15,000.

1.2

The amount of the annual fee will be as stated in section 1.1, as long as the Trustee will act as Trustee for the Holders of the series H Bonds or as Trustee for the Holders of the Company’s Bonds from an additional (one or more) series of the Comapany (together: the “Additional Series”). If the Trustee will not act as Trustee for the Additional Series, the annual fee that will be paid to the Trustee for each year in which the Bonds will be in circulation will be a sum of NIS 18,000.

The amounts in sections 1.1 and 1.2 above will be hereinafter referred to together as the “Annual Remuneration”.

2.

If the Trustee’s office expires, as stated in the Trust Deed, the Trustee will not be entitled to its fee from the date on which its office expires. If the Trustee’s office expires during the trust year, the fee that was paid for the months in which the Trustee did not act as Trustee for the Company will be returned.

3.

For special work in addition to the Trustee’s regular operations, including for actions that the Trustee is required to perform in order to fulfill its legal obligation under the Securities Law in general and Amendments 50 and 51 thereof in particular, as well as those arising from a breach of the Trust Deed by the Company and/or a breach of any party that gave an undertaking or other collateral that is included in the Deed, and/or for an action that the Trustee is liable to perform in connection with demanding immediate repayment of the Bonds, realization of collateral and undertakings and/or for special actions that it will be required to perform, if any, in order to fulfill its duties, including under the Trust Deed, it will be paid additional remuneration in a sum of NIS 650 for an hour’s work of a CEO or chairman of the Board of Directors, NIS 500 for an hour’s work of a Vice-President, lawyer or accountant, and NIS 250 for an hour’s work of administrative staff. For each meeting of shareholders in which the Trustee takes part, the Trustee will be paid additional remuneration of NIS 600 per meeting, plus reimbursement of travel expenses.

Notwithstanding the aforesaid, only to the extent that the period of time that will be required by the Trustee for special work as stated in this section above will exceed 40 hours of work in a trust year, the Trustee will be entitled to receive remuneration according to work hours that will be devoted by it in practice, and only for the works hours in excess of 40 work hours as aforesaid, according to the hourly remuneration stipulated in this section.

If the Trustee will deviate from the number of work hours stated above (40 work hours), the Trustee will deliver specific details of all the hours it devoted to the work.

4.

The Company will make reasonable payments (or reimbursements of expenses) for the services of advisors that the Trustee will hire, if it hires any, within the framework of work including with regard to collateral, such as a lawyer, economic adviser, an expert in another field, etc., according to the terms of the Trust Deed on this matter.

5.	The Trustee will be entitled to the reimbursement of reasonable expenses upon demand.

6.	The Trustee will not be entitled to additional fees to the aforesaid due to an expansion of a series.

7.

The above amounts do not include VAT according to law and they will be linked to the index known on the date of issuance of the Bonds, but in any case, no amount will be paid that is lower than the amounts stated above.

8.	The amounts stated above will be paid no later than 15 days from the date of the Trustee’s demand.

Hermetic Trust (1975) Ltd.	Arko Holdings Ltd.

Annex 26.44

The Manner of Determining a Conflicting Interest

1.

Within the framework of the voting at each Bondholders’ meeting, the Trustee will examine only the voting of the pure Bondholders’ in such a manner that the majority required to adopt a resolution will be counted solely of the votes of the ‘pure Bondholders.’ The counting of the ‘pure Bondholders’ will only count Bondholders that do not have other interests, i.e., Bondholders with respect to whom there is no reasonable concern that their voting on the resolution will be infludenced by their holding of other securities of the Company or a Related Party, irrespective of the nature of such influence or because of another influence that will be stated by that such Bondholder.

2.

For the purpose of classifying the ‘pure Bondholders,’ it has been determined that a Bondholder with respect to whom at least one of the following conditions applies will be regarded as a “Bondholder with a Conflicting Interest,” whose vote will not be counted among the votes of the ‘pure Bondholders,’ i.e., will not be included when counting the votes of the participants in the voting. The conditions are as follows:

2.1	A Bondholder who is a Related Bondholder (as defined in the Trust Deed).

2.2	A Bondholder who served as an officer of the Company shortly before the date of the event that forms the basis of the resolution at the meeting.

2.3

A Bondholder that the Fair Value (as defined below) or the Presumed Value (as defined below), as applicable, that was determined for the its holdings of the other securities (such as shares, bonds, options, etc.) of any relevant corporation (the Company or another) (hereinafter: the “Examined Securities”) is greater than the Fair Value or the Presumed Value, as applicable, that was determined for its holdings of the Bonds (that are the subject of the meeting), and for the purpose of an examination concerning its holdings of the Company’s shares only, when they are multiplied by 70%.

“Fair Value” will be calculated as stated below: the amount of the holdings of a certain Bondholder of a traded security (including TACT-Institutional), multiplied by the weighted average of the closing price of the security in the last 30 days preceding the date of publication of the convening of the meeting.

“Presumed Value” means the number of holdings of a certain Bondholder of a non-traded security, multiplied by the amount that the Trustee will reasonably determine for the security.

3.

It should be clarified that an additional separate meeting of those Bondholders with respect to whom the Trustee determined that they are Bondholders with a Conflicting Interest will not be held, and for the purpose of adopting a binding resolution, the resolution that was adopted at the meeting of the pure Bondholders will suffice, and for this purpose, no approval of the resolution at a meeting of Bondholders with a Conflicting Interest will be required.

4.

It should be clarified that the votes of a Bondholder that is a Related Holder will not be taken into account for the purpose of determining the existence of the quorum that is required for starting the Bondholders’ meeting, but the votes of a Bondholder that the Trustee determined, according to the following provisions, is a Bondholder with a Conflicting Interest will be taken into account for the purpose of determining the existence of the quorum required for starting the Bondholders’ meeting.

5.

The examination in this Annex is applied for the purpose of determining the ‘pure Bondholders’ and reflects a proper balance between the desire to prevent the adoption of resolutions on the basis of voting that is influenced – at least potentially – by conflicting interests, and the need to avoid a situation in which the decision on the resolution remains in the hands of a minority of the Bondholders. However, it may well be that even this classification will ultimately lead to giving too much weight to Holders with a small percentage of the Bonds, whose voting does not necessarily reflect the position of the majority of Bondholders. In such a case, the Trustee reserves the right to apply to the competent court to receive instructions regarding the proper manner of counting the votes of the voters in the circumstances of the matter.

The First Addendum to the Trust Deed

Arko Holdings Ltd. Series C Bond (hereinafter: “the Bond”)

A Bond Registered by Name

No: ___________.

Par value of this certificate: NIS ________.

Annual Interest Rate: _________%.

The Registered Holder of this Bond: ___________________

1.

This Bond certifies that Arko Holdings Ltd. (hereinafter: the “Company”) will pay, on the repayment date as defined in the terms overleaf, to the Holder of the Bond on the effective date, payments of principal and interest, all subject to the terms overleaf and the Trust Deed.

2.

The provisions of the Trust Deed will constitute an integral part of the provisions of this Bond and will bind the Company and the Series C Bondholders. All the Bonds from the aforesaid series will be of the same rank (pari passu), without any of them having any preferred right over the other. This Bond is issued subject to the terms overleaf and the Trust Deed, which constitute an integral part of the Bond.

Signed with the Company’s stamp, which was affixed on _______________

Arko Holdings Ltd.

The Terms Overleaf

1.	General

1.1	In this Bond, the following terms will have the following meanings:

The “First Shelf Offer Report” or the “First Offer Report”	A shelf offer report for the Bonds, which will be published under the provisions of section 23A(f) of the Securities Law, 5728-1968, and according to which the Series C Bonds will be initially offered to the public, under the provisions of applicable law and according to the rules and regulations of the stock exchange that will be in force at that time.

The “Trustee”	Hermetic Trust (1975) Ltd. and/or anyone that will hold office from time to time as the Trustee of the Bondholders under the Trust Deed.

“Business day” or “Banking Business Day”	Any day in which most of the banks in Israel are open for making transactions.

“Principal”	The amount of the par value of the Series C Bonds.

The “Registration Company”	Mizrahi Tefahot Registration Company Ltd.

The “Bond Series” or the Bonds” or the “Series C Bonds”	The Series C Bond series, registered by name, with a par value of NIS 1 each, which will be issued by means of a Shelf Offer Report and which will be listed on the TASE.

The “Bondholders” and/or “Holders” and/or “Entitled Persons”	As this term is defined in the Securities Law.

“Trading Day”	Every day on which transactions are carried out in the TASE.

The “TASE Clearing House”	The TASE Clearing House Ltd.

The “TASE”	The Tel-Aviv Stock Exchange Ltd.

The “Prospectus” or the “Shelf Prospectus”	A shelf prospectus that was published by the Company on February 21, 2016, which is dated February 22, 2016, according to which the Company is entitled to issue, inter alia, Series C Bonds in the manner described in this Trust Deed.

2.	The Principal of the Series C Bonds

The Principal of the Series C Bonds will be repaid in eight (8) unequal annual payments, on June 30 of each of the years 2017 to 2024 (inclusive), in the following manner: (1) the first payment of the Series C Bonds that will be paid in 2017 will be an amount of 5%; (2) each of the second to seventh payments of the Series C Bonds between the years 2018 to 2023 (inclusive) will be an amount of 10%; and (3) the last payment of the Principal of the Series C Bonds that will be paid in 2024 will be an amount of 35%, all as stated in the Shelf Offer Report.

3.	The Interest on the Series C Bonds

3.1

The unpaid balance of the Series C Bonds (as it will be from time to time) will bear fixed (unlinked) annual interest at the rate that will be determined in a tender, all as will be stated in the Shelf Offer Report.

3.2	The Principal of the Bonds will not be linked to any index or currency.

3.3

The interest on the Series C Bonds will be paid in equal semi-annual payments, on December 31, 2016, on June 30 and December 31 of each of the years 2017 to 2023 (inclusive) and on June 30, 2024, for the interest period that ended on the date before the payment date (hereinafter: the “Interest Period”), except for the first interest payment for the Series C Bonds that will be made on December 31, 2016, as stated in section 3.4 below. The last interest payment for the Series C Bonds will be on June 30, 2024.

3.4

The first Interest Period for the Bonds will begin on the clearing date that will be stated in the Shelf Offer Report and will end on the day before the first payment of interest, i.e., on December 30, 2016 (hereinafter: the “First Interest Period”). Each additional Interest Period for the Bonds will begin on the first day after the end of the previous Interest Period and will end on the day before the next payment date after the day on which it began. The interest for the First Interest Period will be calculated according to the number of days in this period on the basis of 365 days in a year.

3.5

The interest rate for the First Interest Period of the Series C Bonds, the annual interest rate on the basis of which it is determined and the semiannual interest rate will be stated in the Shelf Offer Report that the Company will publish.

3.6

The last payment of the interest on the Principal of the Bonds will be paid together with the last payment on account of the Principal of the Bonds of that series, in return for delivery of the Bond Certificates of that series to the Company, on the payment date, at the registered office of the Company or any other place of which the Company will give notice. The Company’s aforesaid notice will be published no later than five (5) Business Days before the date of the last payment.

4.	The Payments of Principal and Interest for the Bonds

The payments on account of the interest and/or Principal of the Series C Bonds will be made to the individuals whose names will be registered in the register of Series C Bondholders on the following dates: on December 25 of each of the years 2016-2023 and on June 24 of each of the years 2017-2023 (hereinafter: the “Effective Date for the Series C Bonds”), except for the last payment of the Principal and interest that will be paid on June 30, 2024, to the individuals whose names will be registered in the register and which will be made in return for the delivery of the

Bond Certificates of that series to the Company, on the payment date, at the registered office of the Company or at any other place of which the Company will give notice. The Company’s aforesaid notice will be published no later than five (5) Business Days before the date of the last payment.

4.1

It is clarified that any individual who is not registered in the register of Series C Bonds on the Effective Date for the Series C Bonds will not be entitled to the payment of interest for the Interest Period that began before that date.

4.2

In each case where the date for making the payment on account of Principal and/or interest will be a day that is not a Business Day, the payment date will be postponed to the following first Business Day, without any additional payment, and the ‘Effective Date’ for determining the entitlement to redemption and interest will not change as a result.

4.3

Each payment on account of Principal and/or interest that will be made with a delay of over seven (7) Business Days after the date scheduled for its payment under the terms of the Series C Bonds for a reason dependent on the Company will bear Default Interest (as defined below) starting from the date scheduled for its paying until the date of the actual payment. For this purpose, the interest rate on the Principal of the Series C Bonds, as stated in section 3.1 above, plus 2%, all on an annual basis (hereinafter: the “Default Interest”). The Company will give notice of the Default Interest rate and the payment date as stated in an immediate report, two Trading Days before the date of the actual payment.

4.4	The Principal and interest of the Series C Bonds will not be linked.

4.5	Every compulsory payment as required by law will be deducted from each payment for the Bonds.

4.6

The payment to the Entitled Persons will be made by cheques or bank transfer to the bank account of the individuals whose names will be registered in the register of Series C Bondholders and which will be stated in the details that will be delivered in writing to the Company in advance, according to section 4.7 below. If the Company will not be able to pay any amount to the individuals entitled to it, for a reason that is not dependent on it, the provisions of section 5 below will apply.

4.7

The Bondholder will notify the Company of the details of the bank account for crediting that Bondholder with the payments to such Bondholder for the Bond as stated above, or any change in the details of the aforesaid account or its address, as applicable, in a written notice that will be sent by registered mail to the Company. The Company will be obligated to act on the basis of the Holder’s notice regarding such a change after fifteen (15) Business Days have passed from the date that the Bondholder’s notice reached the Company.

4.8

If the Bondholder who is entitled to a payment as aforesaid did not deliver the details of its bank account to the Company in advance, each payment on account of the Principal and interest will be made by cheque, which will be sent by registered mail to its last address registered in the register of Series C Bondholders. Sending a check to the Entitled Person by registered mail as aforesaid will be regarded for all intents and purposes as payment of the amount stated in it on the date of sending it by mail, provided that it was paid when it was duly presented for collection.

5.	Failure to Make a Payment for a Reason that is not Dependent on the Company

For the provisions regarding a failure to make a payment for a reason that is not dependent on the Company, see section 12 of the Trust Deed.

6.	Register of the Bondholders

For the provisions regarding the register of Bondholders, see section 25 of the Trust Deed and the provisions of the Securities Law.

7.	Transfer of the Bonds

7.1

The Bonds may be transferred with respect to any amount of par value, provided that it will be in whole NIS. Any transfer of the Bonds that is not made through the TASE Clearing House will be made by means of a transfer deed that is made with the customary wording for the transfer of shares, duly signed by the registered owner or its lawful representatives, and by the transferee or its lawful representatives, which will be delivered to the Company at its registered office, together with the Bond Certificates that are being transferred thereunder, and any other reasonable proof that will be required by the Company in order to prove the right of the transferor to transfer them.

7.2

Subject to the aforesaid, the procedural instructions included in the Company’s articles of association regarding the manner of transferring shares will apply, mutatis mutandis, to the manner of transferring and assigning the Bonds.

7.3	If any compulsory payment whatsoever will be payable on the transfer deed for the Bonds, reasonable proof will be delivered to the Company of such payment made by the party requesting the transfer.

7.4

In a case of a transfer of only part of the amount of the stated Principal of the Bonds, the certificate will first be split according to the provisions of section 8 below into several Bond Certificates as required by this, in such a way that the total of all the amounts of Principal stated in them will be equal to the amount of the Principal stated in the aforesaid Bond Certificate.

7.5

After complying with all the aforesaid conditions, the transfer will be registered in the register and the transfer will be subject to all the terms stated in the Trust Deed and the Bond regarding that series.

7.6	All the expenses and commissions involved in the transfer will be the liability of the individual requesting the transfer.

8.	Split of Bonds

8.1

Each Bond Certificate may be split into several Bond Certificates, such that the total amounts of Principal stated in them is equal to the amount of Principal stated in the certificate which was requested to be split, provided that such certificates will only be issued in reasonable numbers.

8.2

A split of the Bond Certificate as aforesaid will be made according to a split request signed by the Bondholder named in the certificate or its lawful representatives, which will be delivered to the Company at its registered office, together with the Bond Certificate which is requested to be split.

8.3

The split will be made within seven (7) days of the end of the month in which the certificate was delivered at the Company’s registered office. The new Bond Certificates that will be issued as a result of the split will each have a par value in amounts of whole NIS.

8.4	All of the expenses involved in the split, including taxes and charges, if any, will be the liability of the individual requesting the split.

9.	General Provisions

9.1

The amounts of Principal and interest will be paid to each Bondholder without taking into account any equitable rights or any right of offset or counterclaim that exists or will exist between the Company and the aforesaid Bondholder.

9.2	The provisions of the Trust Deed will be regarded as an integral part of this Bond.

10.	Collateral for the Bonds

Section 6 of the Trust Deed will apply to collateral for the Bonds.

11.	Early Redemption

11.1	Early Redemption from Trading on the TASE’s Initiative

If and to the extent that it will be resolved by the TASE to delist the Bonds from trading because the value of the Series C Bonds is less than the amount determined in the regulations of the TASE for the delisting of Bonds, the Company will act as follows:

11.1.1

Within forty-five (45) days of the date of the decision of the TASE board of directors regarding the delisting of the Bonds as aforesaid, the Company will give notice of the date of early redemption on which the Holder of the Series C Bonds is entitled to redeem them.

11.1.2

The early redemption date for the Series C Bonds will be no earlier than seventeen (17) days after the date of publication of the notice and no later than forty-five (45) days after that date, but not in the period between the effective date for the payment of interest and the actual date of such payment.

11.1.3

On the early redemption date, the Company will redeem the Bonds whose Holders requested to redeem at the balance of the nominal value of the Bonds plus interest that has accrued on the Principal up to the date of the actual redemption (the interest calculation will be made on the basis of 365 days in a year).

11.1.4

The determination of the date of early redemption as aforesaid will not prejudice the redemption rights determined in the Bonds for any of the Bondholders who will not redeem them on the early redemption date stated above, but the Series C Bonds will be delisted from the TASE and will be subject, inter alia, to the tax repercussions deriving from it.

11.1.5

Early redemption of the Bonds as aforesaid will not grant the individual who held the Bonds that will be redeemed as aforesaid the right to a payment of interest for the period after the redemption date.

The Company will publish a notice about the early redemption date in an immediate report. The aforesaid notice will also give details of the amount of the early redemption consideration.

11.2	Early Redemption on the Company’s Initiative

11.2.1	The Company will make an early and full redemption of the Bonds if one of the following events occurs:

(a)	A sale of all the Charged Shares, as stated in section 6.6.5.4 of the Trust Deed;

(b)

A sale of all the holdings of ACS in Arko Convenience and/or all the holdings of Arko Convenience in GPM and/or some of the holdings of ACS in Arko Convenience and/or some of the holdings of Arko Convenience in GPM, in such a manner that after the sale, ACS or Arko Convenience will cease to be the controlling shareholder of GPM, as stated in section 6.6.5.5 of the Trust Deed.

In cases as stated in subsections (a)-(b), the provisions of sections 11.2.4 et seq. will apply, all of which subject to the provisions of the TASE’s rules and regulations that will be in force on the relevant date.

11.2.2

In addition to section 11.2.1 above, the Company will be entitled, at its sole discretion, to make an early redemption of the Series C Bonds at any time, starting from 60 days from the date of listing them on the TASE.

In such cases, the provisions of sections 11.2.3 et seq. will apply, all subject to the provisions of the TASE’s rules and regulations that will be in force on the relevant date.

In the aforesaid cases, the following provisions will apply, all subject to the provisions of the TASE rules and regulations that will be in force on the relevant date:

11.2.3	The frequency of the early redemptions will not exceed one per quarter.

The minimum amount of each early redemption will not be less than NIS 1 million. Notwithstanding the aforesaid, the Company will be entitled to make an early redemption for an amount of less than NIS 1 million provided that the frequency of the redemptions will not exceed one per year.

An early redemption shall not be made for a part of the Series C Bond Series if the amount of the last redemption will be less than NIS 3.2 million.

On a partial early redemption date, if shall exist, the Company will pay the Series C Bondholders on the partial early redemption date the interest that has accrued only for the redeemed part of the partial redemption and not for the whole of the unpaid balance. Moreover, the Company will give notice in an immediate report regarding: (1) the amount of the partial redemption in terms of the unpaid balance; (2) the amount of the partial redemption in terms of the original series; (3) the interest rate in the partial redemption on the redeemed part; (4) the interest rate that will be paid in the partial redemption, calculated with respect to the unpaid balance; (5) an update of the amount of the partial redemption that remain, in terms of the original series; (6) the effective date for the entitlement to receive the early redemption of the Principal of the Bonds, which will be six (6) days before the date scheduled for the early redemption.

11.2.4

If an early redemption is scheduled in a quarter that also contains a date for payment of interest or a date for payment of a partial redemption or a date for payment of a final redemption, the early redemption will be made on the date that is scheduled for the aforesaid payment.

11.2.5	For this purpose, “quarter” means each of the following periods: January-March, April-June, July-September, October-December.

11.2.6

Any amount that will be paid in an early repayment by the Company will be paid with respect to all the Bondholders, pro rata, according to the nominal value of the held Bonds. Payments that were made within the framework of the early redemption will be attributed first to payments of interest that has accrued up to the date of the Company’s notice regarding the early redemption (if and to the extent that there are any) and will subsequently be attributed to payments of Principal.

11.2.7

When a resolution of the Board of Directors of the Company is adopted with respect to making an early redemption as aforesaid, the Company will publish an immediate report with a copy to the Trustee, no less than twenty-one (21) days and no more than forty-five (45) days before the date of the early redemption.

11.2.8

The early redemption date will not occur in the period between the effective date for payment of interest on the Bonds and the actual date of payment of the interest. In the aforesaid immediate report, the Company will publish the amount of the Principal that will be repaid in an early redemption and the interest that has accrued for the aforesaid amount of Principal up to the date of the early redemption, as stated below.

11.2.9

The amount that will be paid to the Bondholders in a case of early redemption on the Company’s initiative will be the highest amount of the following: (1) market value of the balance of the Bonds in circulation, which will be determined according to the average closing price of the Bonds in the thirty (30) Trading Days prior to the date of adopting the resolution of the board of directors regarding the making of the early redemption; (2) the Liability Value of the balance of the Series C Bonds in circulation that are subject to early redemption, i.e., Principal plus interest, up to the actual early redemption date; (3) the balance of the cash flow of the Series C Bonds that are available for early redemption (Principal plus interest), when it is capitalized according to the Yield of the Government Bonds (as defined below) plus interest at a rate of 1.5%. The capitalization of the Bonds that are subject to early redemption will be calculated from the date of the early redemption until the date of the last payment that was determined for the Bonds that are subject to early redemption, as determined in the First Offer Report. In a case of the payment of additional interest for the early redemption, the additional interest will be paid on the par value that is redeemed in the early redemption only.

In this regard, “Yield of the Government Bonds” means the average (gross) yield for redemption, in a period of seven Business Days, ending two Business Days before the date of the notice of the early redemption, of three series of Government Bonds whose average duration is the closest to the average duration of the Bonds on the relevant date.

For the avoidance of doubt, the purchase of the Bonds on the free market as stated in section 4 of the Trust Deed will not be regarded as early redemption for the purpose of this section.

12.	Canceled.

13.	Canceled.

14.	Demand for Immediate Repayment of the Bonds or Realization of Collateral

14.1	Subject to the Trust Deed and this section below, when one or more of the events listed in this section below will occur, the provisions of sections (a)-(k) below will apply, as relevant.

The events are as follows:

14.1.1

If the Company will adopt a liquidation resolution (except liquidation for the purposes of a merger with another Company and/or a reorganization of the Company) or if a permanent and final liquidation order will be granted with respect to the Company by the court or a permanent liquidator will be appointed for the Company.

14.1.2

If a temporary liquidation order will be granted by the court, or a temporary liquidator will be appointed for the Company, or any judicial decision of a similar nature will be made, and such an order or decision are not dismissed or cancelled within forty-five (45) days of the date of granting them. Notwithstanding the aforesaid, no grace period will be given to the Company with respect to motions or orders that were filed or granted, as applicable, by the Company or with its consent.

14.1.3

If a merger is made in which the Company is the acquiring Company or the target Company, without receiving prior approval of a meeting of the Holders of the Series C Bonds, unless the Company or the acquiring Company, as applicable, declared to the Bondholders, including through the Trustee, at least ten (10) Business Days before the merger date, that there is no reasonable concern that as a result of the merger, the Company or the acquiring Company will not be able to perform its undertakings to the Bondholders.

14.1.4

If an attachment will be imposed on all or some Meterial Assets of the Company, or if an enforcement action will be performed against all or some Meterial Assets of the Company, and the lien will not be removed or the act will not be canceled, as applicable, within forty-five (45) days of the date of imposing it or performing it, as applicable. Notwithstanding the aforesaid, the Company will not be given any grace period with respect to motions or orders that were filed or granted, as applicable, by the Company or with its consent.

14.1.5

If a motion for a receivership of for the appointment of a temporary or permanent receiver is filed for all or some of the Meterial Assets of the Company, or if an order will be granted to appoint a temporary receiver, which is not dismissed or canceled within forty-five (45) days of the date of the filing of the motion or the commencement of the order, as applicable, or if an order is granted for the appointment of a permanent receiver on all or some of the Company’s Meterial Assets. Notwithstanding the aforesaid, the Company will not be given any grace period with respect to motions or orders that were filed or granted, as applicable, by the Company or with its consent.

14.1.6

If the Company will make a change in its main activity. In this regard, the Company main activity on the date of the issuance is in the fuel and convenience store sector, including if the Company will stop doing business and/or conducting its business in the fuel and convenience store sector and/or will give notice of its intention to stop doing and/or conducting business in the fuel and convenience store sector, and if the Company stops or give notice of its intention to stop its payments.

14.1.7

If the Company will file a motion for an order of stay of proceedings , or if such an order will be granted or if the Company will file a motion to make a settlement or arrangement with the Company’s creditors under section 350 of the Companies Law (except for the purposes of a merger with another Company and/or a change in the structure of the Company and/or a split that are not prohibited under the terms of this Trust Deed and except for arrangements between the Company and its shareholders that are not prohibited under the terms of this Trust Deed and that are not capable of affecting the Company’s ability to repay the Bonds) or if the Company will offer a settlement or arrangement to its creditors as aforesaid in another way, in light of the Company’s inability to comply with its undertakings on time, or if a motion will be filed under section 350 of the Companies Law against the Company (and without the Company’s consent), and the order is not canceled or the motion is not denied or withdrawn within forty-five (45) days of the date of granting the order or filing the motion, as applicable.

14.1.8

If the Company will not pay any amount that it will be liable to pay in connection with the Series C Bonds on time or another material undertaking that was given in favor of the Bondholders is not performed.

14.1.9

If the Company does not publish financial statements that it is liable to publish under any law within thirty (30) days of the last date on which it was liable to publish them. This section will not apply in a case where the Company will receive an extension from a competent authority to file its financial statements, in which case the aforesaid period will begin to be counted from the last date fixed in the aforesaid extension.

14.1.10

If the TASE suspended trading of the Bonds, except a suspension on the ground of a lack of clarity, as stated in part four of the rules of the TASE, and the suspension is not canceled within forty-five (45) days.

14.1.11	If the Series C Bonds are delisted from the TASE.

14.1.12

If there is a material deterioration in the Company’s business in relation to its position on the date of the issuance of the Series C Bonds, and there is a real concern that the Company will not be able to pay the Bonds on time.

14.1.13	If the Company will no longer be a reporting corporation, as defined in the Securities Law.

14.1.14

If the Company will not comply with any of the financial covenants under the provisions of section 6.7 of the Trust Deed and will not repair such a breach within two consecutive quarters, provided that the Company was not given a repair extension by the urgent representation, to the extent that one will be appointed under the provisions of Annex A of this Addendum to the Trust Deed.

14.1.15	If the Company breached its undertaking in connection with a Distribution, as stated in section 6.8 of the Trust Deed.

14.1.16	If the Company breached its undertaking in connection with the negative charge as stated in section 6.9 of the Trust Deed.

14.1.17	If the Company breached its undertaking to deposit the money in the Special Account, as stated in section 6.6 of the Trust Deed.

14.1.18	If the Company breached its undertaking to deposit the money in a Principal and Interest Cushion Account, as stated in section 6.10 of the Trust Deed.

14.1.19

If the direct or indirect control of the Company is transferred, without obtaining approval of the Holders of the Series C Bonds in an ordinary resolution for the Transfer of Control as aforesaid, provided that the objection of the Holders of the Series C Bonds to a Transfer of Control as aforesaid is on reasonable grounds only. As of the date of issuing this Trust Deed, the controlling shareholders of the Company are Messrs. Arie Kotler and Morris Willner, or each of them separately or corporations controlled by either of them (hereinafter: the “Current Controlling Shareholders”)..

For the purpose of this section, “Transfer of Control” means a transaction that results in the Current Controlling Shareholders, directly or indirectly, are no longer the controlling shareholders of the Company. For the avoidance of doubt, it should be clarified that the following operations will not be regarded as a Transfer of Control:

14.1.19.1	A transfer of the shares of the Current Controlling Shareholders, or either of them, to heirs, including heirs of heirs and so on or to the estate;

14.1.19.2

A transfer of the shares of the Current Controlling Shareholders, or either of them, to a Relative (as the term is defined in the Companies Law), other than in circumstances of the death of either of the Current Controlling Shareholders, provided that at least one of the controlling shareholders will be one of the Current Controlling Shareholders.

14.1.19.3	A transfer of the shares of the Current Controlling Shareholders inter se.

“Control” – means as the term is defined in the Securities Law, including joint control together with others.

Without derogating from the aforesaid, if the Current Controlling Shareholders will sell some of their holdings in the Company but will continue to hold, directly or indirectly, Control of the Company, by themselves (or by one of them) or together with others (provided that even in a holding together with others, the Current Controlling Shareholders will hold the highest number of shares in the Control group), and the Company will not have other shareholders that will hold a number of shares in the Company that is higher than the number of the shares that will be held by them, this will not be regarded as a change of control in the Company, nor will it constitute a ground for demanding immediate repayment.

14.1.20

If a Material Debt of the Company to a financial institution is subjected to a demand for immediate repayment (not by the Company’s initiative), or another Series of Bonds that the Company issues is subjected to a demand for immediate repayment. For the avoidance of doubt, it should be clarified that for the purpose of this subsection, a non-recourse loan will not be regarded as a Material Debt.

“Material Debt” – means a debt that its value in the financial statements of the Company exceeds 25% of the Company’s Equity (as defined in section 6.7.1 of the Trust Deed).

14.1.21

If the Company committed a fundamental breach of any of the terms and/or undertakings included in the Trust Deed, and if it transpires that the Company’s representations in the Bonds or this Trust Deed are incorrect and/or incomplete, all if the Trustee gave notice to the Company to repair the breach and the Company did not repair the breach within fourteen (14) days of the date of the notice.

14.1.22

If one of the grounds stated in sections 14.1.1 to 14.1.5 above will be fulfilled with respect to ACS and/or GPM. Notwithstanding the aforesaid, to the extent that the Company will issue alternative collateral as stated in section 6.6.5.3 of the Trust Deed, this section above will not be regarded as a ground for immediate repayment.

14.1.23

If an expansion is made of the Series C Bond Series without complying with the conditions stated in section 2.2 of the Trust Deed for an expansion of the Series C Bond Series, without receiving prior approval of the Holders of the Series C Bonds.

14.1.24	If a sale of the Company’s Main Assets (as this term is defined below) is made.

In this section, the “Company’s Main Assets” means assets that the total amount of which constitutes at least 50% of the total assets of the Company, as stated in the Company’s most recent (audited or reviewed, as applicable) consolidated financial statements.

14.1.25

If there is a real concern that the Company will not comply, or that the Company has not complied, with any of its material undertakings to the Holders of the Series C Bonds, including, inter alia, the payments to the Holders and the dates thereof.

For the purpose of the whole of this section 14, “Material Asset” is an asset that its value in the Company’s books exceeds 50% of the total assets according to the most recent (audited or reviewed) consolidated financial statements on the date of the event.

(a)

When a ground occurs as stated in section 14.1 above, the Trustee and the Bondholders may demand immediate repayment of the amount payable to the Holders under the Series C Bonds or realize collateral that was given to guarantee the Company’s undertakings to the Holders under the Bonds. The Trustee of the Bondholders will not demand immediate repayment of the Series C Bonds and/or will not realize the collateral, as stated in this section 14, until after they have given the Company notice of their intention to do so, but the Trustee or the Holders are not liable to give the Company notice as aforesaid if there is a reasonable concern that giving the notice will prejudice the possibility of demanding immediate repayment of the Bonds or realizing collateral.

When one of the events in section 14.1 above occurs, the Trustee will be liable to convene a meeting of the Holders of the Series C Bonds, which will be held on a date that is 21 days after the date on which it is convened (or an earlier date according to the provisions of subsection (e) below), at which the agenda will include a resolution regarding a demand for immediate repayment of the whole unpaid balance of the Series C Bonds, because of the occurrence of any of the events stated in section 14.1 above, as applicable. In the notice convening the meeting, it will be stated that if the Company will cause the cancellation and/or termination of the event stated in section 14.1 above that led to the convening of the meeting by the date of the meeting, then the convening of the Bondholders’ meeting as aforesaid will be canceled.

(b)

A decision of holders to demand immediate repayment of the Bonds or to realize collateral will be made at a Bondholders’ meeting at which the Holders of at least fifty percent (50%) of the balance of the par value of the Series C Bonds are present, by a majority of Holders of the balance of the par value of the Bonds represented in the voting or by such a majority at a deferred meeting at which the Holders of at least twenty percent (20%) of the aforesaid balance are present.

(c)

Should any of the events stated in section 14.1 not be canceled or removed by the date of holding the meeting and a resolution at the meeting of the Holders of the Series C Bonds is adopted in the manner required in subsection (b) above, the Trustee will be required, within a reasonable time, to demand immediate repayment of the whole unpaid balance of the Series C Bonds, provided that it gave the Company 15 days’ warning to do this.

(d)

A copy of the notice convening the meeting as aforesaid will be sent by the Trustee to the Company for publication and the invitation to the meeting will constitute prior written warning to the Company of its intention to act to demand immediate repayment of the Series C Bonds and/or to realize collateral as stated in subsection (c) above.

(e)

The Trustee may, at its discretion, shorten the period of 21 days as stated in subsection (a) above and/or the 15 days of warning stated in subsection (c) above and/or not deliver a warning at all, in a case where, in the Trustee’s opinion, there is a reasonable concern that the waiting during this period or the delivery of the warning, as applicable, will prejudice the possibility of demanding immediate repayment of the Bonds or realizing the collateral or prejudice the Holders’ rights.

(f)

If, with respect to a certain section, there is a determination in section 14.1 above of a reasonable period in which the Company may perform an act or adopt a resolution as a result of which the ground for demanding immediate payment or realizing collateral is eliminated, the Trustee or the Holders may demand the immediate repayment of the Bonds only if the period determined as aforesaid has passed and the ground has not been eliminated; however, the Trustee may shorten the period determined as aforesaid if it believes that it may materially prejudice the rights of the Bondholders.

(g)

The sending of a notice to the Company regarding a demand for immediate repayment of the Series C Bonds and/or the realization of collateral can also be done under the provisions of section 19 below and will constitute a demand for immediate repayment of the Bonds.

(h)	Subject to the provisions of law, the Trustee’s duties under this section 14 are subject to its actual knowledge of the occurrence of the facts, cases, circumstances and events stated therein.

(i)

When one of the events in section 14.1 above occurs, the Trustee and/or the Holders may immediately take all the measures that they will deem fit. The Trustee will be entitled to act in any manner that it will deem fit and beneficial, including under the relevant law in the relevant territory.

(j)	Nothing stated in this section 14 above will derogate from the authority of the Trustee to demand immediate repayment of the Series C Bonds and/or to realize collateral at its discretion.

(k)

As long as there is a ground for demanding immediate repayment of the Bond as stated in section 14 above, any collateral will be subject to enforcement and realization, after adopting a resolution of a meeting of the Series C Bondholders regarding the realization of collateral as stated in subsection (a) above, whether there has been a demand for immediate repayment of the Bonds or whether there has not yet been a demand for immediate repayment of the Bonds, all subject to the giving of notice to the Company except in circumstances where it is permitted not to give notice to the Company as stated above.

It should be clarified that in any case there is a determination in section 14.1 above, with respect to a certain section, of a reasonable period in which the Company may perform an action or adopt a resolution that will lead to the ground for demanding immediate repayment or to realize collateral being eliminated, the Trustee or the Holders may demand the immediate repayment of the Bonds only if the period determined as aforesaid has passed and the ground has not been eliminated; however, the Trustee may shorten the period determined as aforesaid if it believes that it may materially prejudice the rights of the Bondholders.

15.	Changes in the Terms of the Bond

No change, waiver and/or settlement with respect to the terms of the Bond and the rights arising from it will have any validity unless they are made according section 24 of the Trust Deed.

16.	Receipt from the Bondholders

For the purposes of this section, the provisions of section 13 of the Trust Deed will apply.

17.	Replacement of Bond Certificates

Should the Bond Certificate be damaged, lost or destroyed, the Company may issue in its stead a new certificate of the Bond, on such terms as the Company will request with respect to proof, indemnification and the covering of expenses caused to the Company in order to inspect the right of ownership of the Bond, as the Company will deem fit. In a case of damage, the damaged Bond Certificate will be returned to the Company before the new certificate is issued. Charges and other expenses involved in issuing the new certificate will be payable by the individual requesting the aforesaid certificate.

18.	The Applicable Law and Jurisdiction

The courts in the Tel-Aviv-Jaffa will have sole and exclusive jurisdiction over each dispute relating to the Bond, the Trust Deed and the agreements by virtue of which the Bonds were issued, and they will be subject only to the laws of the State of Israel.

19.	Notices

Section 23 of the Trust Deed will apply to notices.

— — — — — — —

Annex A

Urgent Representation of the Holders of the Series C Bonds

Appointment, Term of Office

1.

The Trustee will be entitled, or at the written request of the Company will be required, to appoint and convene an urgent representation of the Bondholders, as will be stated below (hereinafter: the “Urgent Representation”).

2.

The Trustee will appoint to the Urgent Representation three (3) Bondholders of Series C Bonds, who to the best of the Trustee’s knowledge or according to figures that it received from the Company are the Holders of the highest par value of all the Bondholders and who will declare that they meet all the conditions stated below (hereinafter: the “Members of the Representation”). In a case where any of such Bondholders will not be interested or able to hold office on the Urgent Representation, the Trustee will appoint the next largest Bondholder and so on, provided that in any case, the members of the Urgent Representation will be three of the five largest Bondholders of the series known to the Trustee according to the figures that it received from the Company who are willing and able to hold office on the Urgent Representation. The conditions are as follows:

2.1

The Bondholder is not a related party to the Company and does not have a material conflict of interest with respect to the purpose of convening the Urgent Representation and its authorities, because of the existence of any conflicting interest to the matter arising from its holding office on the Urgent Representation and its holding of the Bonds.

2.2

During that calendar year, the Bondholder does not hold office on similar representations of Other Bonds that the cumulative value of which exceeds the maximum percentage of the total portfolio of assets managed by it that allows holding office on an urgent representation under the instructions of the general director of the Antitrust Authority regarding urgent representation.

3.

If during the term of office of the Urgent Representation, one of its members no longer fulfills one of the circumstances listed in sections 2.1-2.2 above, its office will expire, and the Trustee will appoint another member in its stead from among the Holders of Series C Bonds according section 2 above.

4.

Before the appointment of the Members of the Representation, the Trustee will receive from the candidates for holding office as Members of the Representation a declaration regarding the existence or non-existence of conflicts of interest as stated above and regarding the holding of office on additional representations as stated above. Moreover, the Trustee will be entitled to demand such a declaration from the Members of the Representation, at any time while the Urgent Representation holds office. A Holder who will not deliver such a declaration will be deemed to have a material conflict of interest or an impediment to holding office on the representation under the instructions of the general director of the Antitrust Authority as stated above, as applicable. Regarding the declaration of a conflict of interest, the Trustee will examine the existence of the conflicting interests, and where necessary, it will decide whether the conflicts of interest are sufficient to disqualify that Holder from holding office on the Urgent Representation. It is clarified that the Trustee will rely on the aforesaid declarations and will not be liable to make an additional independent examination or investigation. The Trustee’s determination on these matters will be final.

5.

The term of office of an Urgent Representation will end on the date when the Company will publish the Urgent Representation’s decisions regarding giving an extension to the Company for the purpose of complying with the terms of the Trust Deed, as stated in section 6 below. Shortly after the appointment of the Urgent Representation and except in cases where non-publication is permitted under the law, the Company will publish an immediate report of the appointment of the Urgent Representation and the identity of its members. Moreover, the Company will publish an immediate report of every resolution that will be adopted by the Urgent Representation.

Power of the Urgent Representation

6.

The Representation will have the authority to grant an extension to the Company to remedy or to perform any of the undertakings in the Trust Deed that relate to the Company’s undertaking to comply with financial covenants, to the extent that there will be any, for a period that will not exceed ninety (90) days or the date of publication of the Company’s next financial statements, whichever is the earlier. It should be clarified that the Urgent Representation’s activity and the cooperation between its members will be limited to considering the possibility of granting an extension as aforesaid, and no other information will be transferred between the Members of the Representation that does not relate to the granting of such an extension. It should be further clarified that the period of time until the appointment of the representation will not constitute a ground for granting any additional extension to the Company beyond as stated in this section above. If the Urgent Representation decides to grant an extension as stated in this section 6, it will be a final decision and bind the Bondholders, but each of the Bondholders that holds at least five percent (5%) of the par value of the unpaid balance of the Principal of the Bonds at that time will be entitled to convene a meeting of the Bondholders in order to adopt a resolution to change and/or cancel the decision of the Urgent Representation regarding the giving of an extension as aforesaid, provided that such a resolution of the meeting of the Bondholders will be adopted as a resolution at a general meeting of the Holders of the Series C Bonds, at which two Holders of the Bonds, who have at least fifty percent (50%) of the voting rights in the Bond Series, are present in person or by proxy, and or at a deferred meeting, at which two Holders of the Bonds, who have at least twenty percent (20%) of the voting rights as aforesaid, are present in person or by proxy, and it is adopted (whether at the original meeting or at the deferred meeting) by an ordinary majority.

7.

If the extension stated in section 6 above comes to an end, a meeting of the Bondholders may appoint a new Urgent Representation. The authorities of the Urgent Representation and its term of office will be as the aforesaid meeting of Bondholders will decide. The eligibility of the Urgent Representation and the eligibility of its members will be as stated in section 2 above.

8.

If an Urgent Representation is not appointed under this Annex, of if the Urgent Representation decides not to grant the Company an extension as stated in section 6 above, the Trustee will be required to convene a meeting of the Bondholders that will be held no later than seven (7) days after the date on which it is convened, at which the possibility of granting such an extension will be on the agenda.

9.

It should be clarified that resolutions of the Urgent Representation will not prejudice previous resolutions adpoted by meeting of Bondholders according to law or according to the provisions of this Trust Deed.

The Company’s Undertakings regarding the Urgent Representation

10.

The Company undertakes to act in full cooperation with the Urgent Representation and the Trustee and to give the Trustee any information that it can obtain regarding the identity of the Bondholders and the scope of their holdings. Moreover, the Trustee will act to obtain such information according to the authorities granted to it under any law.

11.

Moreover, the Company undertakes to act in full cooperation with the Ugernt Representation and to give the Urgent Representation the data and the documents that it will reasonably need to make its decision, subject to the restrictions of the law and the confidentiality undertaking of the members of the Urgent Representation.

12.	The Company will pay the reasonable costs for hiring experts and advisors by or for the Urgent Representation, according and subject to the provisions of section 20 of the Trust Deed.

Liability

13.

The Urgent Representation will act and decide the matters entrusted to it at its absolute discretion, and it or any of its members, their officers, their employees or advisors shall not be liable, and the Company and the Bondholders hereby release them, for any contentions, demands and claims against them for exercising or failing to exercise the powers, authorities or discretion granted to them under this Deed and in connection therewith or for any other action that they performed hereunder, unless they acted maliciously, in bad faith or negligently.

14.	The indemnification provisions stated in section 22 of the Trust Deed will apply to the acts of the Members of the Representation and anyone acting on their behalf, as if they were the Trustee.